As filed with the Securities and Exchange Commission on October 17, 2023

Registration No. 333-[___]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMPACT BIOMEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	8731	85-3926944
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank D. Heuszel

Chief Executive Officer

Impact BioMedical Inc.

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Darrin M. Ocasio, Esq.	Joseph M. Lucosky, Esq.
Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31 Fl. New York, NY 10036	Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830
Tel: (212) 930-9700 Fax: (212) 930-9725	Tel: (732) 395-4402 Fax: (732) 395-4401
jlucosky@lucbro.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED _________, 2023

[____] Shares

Common Stock

This is a firm commitment initial public offering of [____] shares of common stock of Impact BioMedical, Inc. (the “Company”, “we”, “us”, “our”). We anticipate that the initial public offering price of our common stock will be between $[__] and $[__] per share.

No public market currently exists for our common stock. We intend to apply to list our shares of common stock on the NYSE American, subject to official notice of issuance, under the symbol “[__]”. No assurance can be given that our applications will be approved. If our application is not approved, we will not continue with this offering.

We are an emerging growth company and a smaller reporting company under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our common stock involves a high degree of risk.

Upon completion of this offering DSS BioHealth Security, Inc. will continue to own a majority of the voting power of shares eligible to vote in the election of our directors, representing approximately [●]% of the voting power of the outstanding shares of our common stock assuming no exercise of the underwriter’s option to purchase additional shares of our common stock. As such, we will be a “controlled company” within the meaning of the NYSE rules. As a result, we will be exempt from certain corporate governance requirements set forth in the listing rules of the NYSE. However, we do not expect to rely on the “controlled company” exemption under the listing standards of the NYSE. Following the completion of this offering, public investors will own approximately [●]%, representing approximately [●]% of the combined voting power, of our outstanding shares of common stock assuming no exercise of the underwriter’s option to purchase additional shares of common stock. We do not anticipate availing ourselves of the controlled company exemptions. See “Management and Board of Directors — Controlled Company” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Initial public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us (before expenses)	$	$

(1)	See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the underwriters an option, exercisable within 45-days after the closing of this offering, to purchase an additional [__] shares of our common stock at the initial public offering price less underwriting discounts and commissions.

The underwriters expect to deliver our shares to purchasers in the offering on or about             , 2023.

Aegis Capital Corp.

The date of this prospectus is             , 2023

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our future financial performance, including our revenue, costs of revenue, operating expenses and profitability;

●	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

●	the availability of financing for smaller publicly traded companies like us; and

●	our ability to effectively manage our growth and future expenses.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result, of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth under the sections “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto, in each case included in this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Except as otherwise indicated, references to “we”, “us”, “our”, and the “Company” refer to Impact BioMedical Inc. and its wholly-owned subsidiaries.

Business Overview

Impact Biomedical Inc. (“IBIO”) is a subsidiary of DSS, Inc (“DSS”: NYSE). IBIO discovers, confirms, and patents unique science and technologies which can be developed into new offerings in human healthcare and wellness in collaboration with external partners through licensing, co-development, joint ventures, and other relationships. Our activities range from the discovery of technologies and leveraging those technologies to create and commercialize product candidates. Currently, our operations are conducted, and our assets are owned primarily through our principal subsidiaries: (i) Global BioLife, Inc. (“Global BioLife”), which was incorporated on April 14, 2017, (ii) Impact BioLife Science (“Impact BioLife”), which was incorporated on August 28, 2020, Global BioMedical, Inc. (“Global BioMedical”), which was incorporated on April 18, 2017, and (iii) Sweet Sense, Inc. (“Sweet Sense”), which was incorporated on April 30, 2018.

Going Concern

Due to incurred operating losses as well as negative cash flows from operating and investing activities over the past two years, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through June 30, 2024, and DSS, Inc. (“DSS”), the majority shareholder of the Company, intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. The Company anticipates raising additional funds through public offering. Management has also taken actions, including but not limited to, monetization of its intellectual properties, and tightly controlling operating costs. Based on this, the Company has concluded that substantial doubt of its ability to continue as a going concern has been alleviated.

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Controlled Company Exemption

Upon completion of this offering DSS BioHealth Security, Inc. will continue to own a majority of the voting power of shares eligible to vote in the election of our directors, representing approximately [●]% of the voting power of the outstanding shares of our common stock assuming no exercise of the underwriter’s option to purchase additional shares of our common stock. As a result, we will be a “controlled company” within the meaning of the NYSE rules. As a result, we will be exempt from certain corporate governance requirements set forth in the listing rules of the NYSE. However, we do not expect to rely on the “controlled company” exemption under the listing standards of the NYSE. See “Management and Board of Directors — Controlled Company” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” Following the completion of this offering, public investors will own approximately [●]%, representing approximately [●]% of the combined voting power, of our outstanding shares of common stock assuming no exercise of the underwriter’s option to purchase additional shares of common stock.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements;

●	extended transition periods for complying with new or revised accounting standards;

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in addition to any required unaudited interim financial statements in this prospectus; and

●	reduced disclosures regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”); (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs. We may choose to take advantage of some, but not all, exemptions afforded to emerging growth companies. We currently intend to take advantage of the exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. The Company will take advantage of the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 7(a)(2)(B).

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

Corporate Information

Impact BioMedical, Inc. is a Nevada corporation and was incorporated in October 2018. Our principal executive offices are located at 1400 Broadfield Blvd., Suite 130, Houston, Texas 77084. Our telephone number is (585) 325-3610. Our website address is www.impbio.com. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering.

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The Offering

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of our Capital Stock.”

Securities offered by us:	[____] shares of common stock.

Common Stock outstanding before this offering:	[___] shares

Common Stock to be outstanding immediately after this offering:	[___] shares(1)

Underwriter Warrants:	We have agreed to issue to the underwriter warrants to purchase up to a total of [__] shares of our common stock (or [ ] shares assuming the over-allotment option is exercised in full), representing ten percent. (10%) of the number of shares of our common stock sold in this offering. The warrants exercisable at a price per share of $[__] (equal to 125% of the initial public offering price per share) at any time and from time to time, in whole or in part, from 180 days after the commencement of sales in this offering to the fifth anniversary thereof

Option to purchase additional shares:	We have granted the underwriter an option, exercisable at any time and from time to time, in whole or in part, within 45 days after the closing of this offering to purchase up to an additional [___] shares of our common stock at a price of $[__] per share less underwriting discounts and commissions, in the aggregate, up to [__]% of the number of common stock sold in this offering solely to cover over-allotments, if any.

Use of proceeds:	We expect to receive approximately $[___] in net proceeds from the sale of our common stock offered by us in this offering (approximately $[___] if the underwriters exercise their over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds received from this offering for general and working capital purposes, including but not limited to investing in research and development, including in our technology, the repayment of debt and for other working capital and general corporate purposes. See “Use of Proceeds”.

Dividend Policy:	Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in our securities.

Proposed Ticker Symbol:	We intend to apply to list our common stock on the NYSE American, subject to official notice of issuance, under the symbol “[__]”. No assurance can be given that our applications will be approved, or that a trading market will develop for our common stock. If our application is not approved, we will not continue with this offering.

Lock-ups:	Our directors, officers and holders of five percent (5%) or more of our outstanding securities have agreed with the underwriters, subject to certain exceptions, not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock for a period of 180 days after the completion of this offering. See “Underwriting”.

(1)	Based on [__] shares of common stock issued and outstanding as of [__], 2023 and assuming the following:

☐	No exercise by the underwriter of its option to purchase [__] additional shares of common stock;

☐	No exercise of the underwriter’s warrants; and

☐	[__] shares of common stock sold in this offering.

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Summary Consolidated Financial Data

The summary consolidated financial data set forth below should be read together with our consolidated financial statements and the related notes to those statements, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus. The consolidated statements of operations data for the period ended June 30, 2023 has been derived from our reviewed consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the year ended December 31, 2022 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the six months ended June 30, 2023 has been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2022 has been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The consolidated balance sheet data as of June 30, 2023 has been derived from our unaudited consolidated financial statements included elsewhere in this prospectus Our historical results are not necessarily indicative of the results that may be expected in the future, and the results for the year ended December 31, 2022 or for the six months ended June 30, 2023 are not necessarily indicative of results to be expected for the full year ending December 31, 2023.

Consolidated Statement of Operations Data:

	For the six months ended June 30, 2023	For the year ended December 31, 2022
	Unaudited	Audited

Revenues	$-	$-
Net income (loss)	$(1,969,000)	$(7,255,000)
Net income (loss) per share	$-	$-
Weighted average number of shares	3,877,282,251	3,877,282,251

Consolidated Balance Sheet Data:

	Actual as of	Actual as of
	June 30, 2023	December 31, 2022
Cash	$3,000	$2,000
Total assets	$45,990,000	$46,497,000
Total liabilities	$15,290,000	$13,828,000
Total stockholder’s equity	$30,700,000	$32,669,000

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RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. In determining whether to purchase the Company’s securities, an investor should carefully consider all of the material risks described below, together with the other information contained in this Prospectus. We cannot assure you that any of the events discussed below will not occur. These events could have a material and adverse impact on our business, financial condition, results of operations and prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Liquidity, the Company’s Business and Industry

If we do not adequately protect our intellectual property rights, our operations may be materially harmed.

We rely on and expect to continue to rely on agreements with parties with whom we have relationships, as well as patent, trademark and trade secret protection laws, to protect our intellectual property and proprietary rights. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of its intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss in potential revenue and could materially harm our operations and financial condition.

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease any potential revenue we might otherwise make.

We spend a significant amount of resources on our patent assets. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office (the “USPTO”) or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect its expenses, potential revenue and could negatively impact the value of our assets.

Safety and effectiveness concerns can have significant negative impacts on sales and results of operations, lead to litigation and cause reputational damage.

Concerns about product safety, whether raised internally or by litigants, regulators or consumer advocates, and whether or not based on scientific evidence, can result in safety alerts, product recalls, governmental investigations, regulatory action on the part of the FDA (or its counterpart in other countries), private claims and lawsuits, payment of fines and settlements, declining sales and reputational damage. These circumstances can also result in damage to brand image, brand equity and consumer trust in products. Product recalls could in the future prompt government investigations and inspections, the shutdown of manufacturing facilities, continued product shortages and related sales declines, significant remediation costs, reputational damage, possible civil penalties and criminal prosecution.

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Significant challenges or delays in our innovation and development of new products, technologies and indications could have an adverse impact on our long-term success.

Our continued growth and success depend on our ability to innovate and develop new and differentiated products and services that address the evolving health care needs of patients, providers and consumers. Development of successful products and technologies may also be necessary to offset revenue losses should our products lose market share due to various factors such as competition and loss of patent exclusivity. We cannot be certain when or whether we will be able to develop, license or otherwise acquire companies, products and technologies, whether particular product candidates will be granted regulatory approval, and, if approved, whether the products will be commercially successful. We pursue product development through internal research and development as well as through collaborations, acquisitions, joint ventures and licensing or other arrangements with third parties. In all of these contexts, developing new products, particularly biotechnology products, requires a significant commitment of resources over many years. Only a very few biopharmaceutical research and development programs result in commercially viable products. The process depends on many factors, including the ability to discern patients’ and healthcare providers’ future needs; develop new compounds, strategies and technologies; achieve successful clinical trial results; secure effective intellectual property protection; obtain regulatory approvals on a timely basis; and, if and when they reach the market, successfully differentiate its products from competing products and approaches to treatment. New products or enhancements to existing products may not be accepted quickly or significantly in the marketplace for healthcare providers, and there may be uncertainty over third-party reimbursement. Even following initial regulatory approval, the success of a product can be adversely impacted by safety and efficacy findings in larger patient populations, as well as market entry of competitive products.

We are subject to risks related to corporate social responsibility and reputational matters.

Our reputation and the reputation of our brands, including the perception held by our customers, end-users, business partners, investors, other key stakeholders and the communities in which we do business are influenced by various factors. There is an increased focus from our stakeholders on ESG practices and disclosure - and if we fail, or are perceived to have failed, in any number of ESG matters, such as environmental stewardship, inclusion and diversity, workplace conduct and support for local communities, or to effectively respond to changes in, or new, legal or regulatory requirements concerning climate change or other sustainability concerns, our reputation or the reputation of our brands may suffer. Such damage to our reputation and the reputation of our brands may negatively impact our business, financial condition and results of operations. In addition, negative or inaccurate postings or comments on social media or networking websites about the Company or our brands could generate adverse publicity that could damage our reputation or the reputation of our brands. If we are unable to effectively manage real or perceived issues, including concerns about product quality, safety, corporate social responsibility or other matters, sentiments toward the Company or our products could be negatively impacted, and our financial results could suffer.

We may not have adequate funds to implement our business plan.

Although we have received capital from our parent companies to meet our working capital and financing needs in the past, additional financing may be required in order to meet our current and projected cash requirements for operations. We cannot assure that we will secure all or any of the funding we anticipate. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations and business performance would be materially adversely affected. We cannot assure that we will have adequate capital or financing to conduct our business or to grow.

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Our ability to resell and/or license our products will depend upon successful clinical trials.

Only a small number of research and development programs result in the development of a product that obtains FDA approval. Success in preclinical work or early stage clinical trials does not ensure that later stage or larger scale clinical trials will be successful. Conducting clinical trials is a complex, time-consuming and expensive process. Our ability to complete our clinical trials in a timely fashion depends in large part on a number of key factors including protocol design, regulatory and institutional review board approval, the rate of patient enrollment in clinical trials, and compliance with extensive current Good Clinical Practices. If we fail to adequately manage the design, execution and regulatory aspects of our clinical trials, our studies and ultimately our regulatory approvals may be delayed, or we may fail to gain approval for our product candidates. Clinical trials may indicate that our product candidates have harmful side effects or raise other safety concerns that may significantly reduce the likelihood of regulatory approval, result in significant restrictions on use and safety warnings in any approved label, adversely affect placement within the treatment paradigm, or otherwise significantly diminish the commercial potential of the product candidate. Also, positive results in a registrational trial may not be replicated in any subsequent confirmatory trials. Even if later stage clinical trials are successful, regulatory authorities may disagree with our view of the data or require additional studies, and may fail to approve or delay approval of our product candidates or may grant marketing approval that is more restricted than anticipated, including indications for a narrower patient population than expected and the imposition of safety monitoring or educational requirements or risk evaluation and mitigation strategies. In addition, if another company is the first to file for marketing approval of a competing drug candidate, that company may ultimately receive marketing exclusivity for its drug candidate, thereby reducing the value of our product.

We face significant competition from other biopharmaceutical and consumer product companies.

While we believe that our technology, development experience and scientific knowledge provide competitive advantages, we face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical, and biotechnology companies, academic institutions and governmental agencies, and public and private research institutions. Many of our existing or potential competitors have substantially greater financial, technical and human resources than we do and significantly greater experience in the development of drug candidates as well as in obtaining regulatory approvals of those drug candidates in the United States and in foreign countries.

Mergers and acquisitions in the pharmaceutical and biotechnology industries could result in even more resources being concentrated among a small number of our competitors. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing, on an exclusive basis, drug candidates that are more effective or less costly than any drug candidate that we may develop.

Our ability to compete successfully will depend largely on our ability to:

●	attract qualified scientific, product development and commercial personnel;
●	obtain patent or other proprietary protection for our drugs and technologies;
●	obtain required regulatory approvals; successfully collaborate with pharmaceutical companies in the discovery, development and commercialization of new drugs; and
●	negotiate competitive pricing and reimbursement with third party payors

The availability of our competitors’ technologies could limit the demand, and the price we are able to charge for our services and for any drug candidate we develop. The inability to compete with existing or subsequently introduced drug development technologies would have a material adverse impact on our business, financial condition and prospects.

Established pharmaceutical companies and research institutions may invest heavily to accelerate discovery and development of novel compounds or to in license novel compounds that could make our products less competitive, which would have a material adverse impact on our business.

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We are dependent on our collaborative agreements for the development of products and business development, which exposes us to the risk of reliance on the viability of third parties.

In conducting our research and development activities, we currently rely, and will in the future rely, on collaborative agreements with third parties such as manufacturers, contract research organizations, commercial partners, universities, governmental agencies and not-for-profit organizations for both strategic and financial resources. The loss of, or failure to perform by us or our partners under, any applicable agreements or arrangements, or our failure to secure additional agreements for other products in development, would substantially disrupt or delay our research and development and commercialization activities. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

We are a human healthcare and consumer wellness company with no significant revenue. We have incurred operating losses since our inception, and we expect to incur losses for the foreseeable future and may never achieve profitability.

We have incurred significant operating losses since our inception. To date, we have not generated any revenue and we may not generate any revenue from sales of our clinical analytics services or drug candidates for the foreseeable future. We expect to continue to incur significant operating losses and we anticipate that our losses may increase substantially as we expand our drug development programs.

To achieve profitability, we must successfully develop, register and commercialize multiple technologies in biopharmaceuticals and over the counter consumer products. Even if we succeed in developing and commercializing one or more technologies, we may not be able to generate sufficient revenue and we may never be able to achieve or sustain profitability.

We are increasingly dependent on information technology systems to operate our business and a cyber-attack or other breach of our systems, or those of third parties on whom we may rely, could subject us to liability or interrupt the operation of our business.

We are increasingly dependent on information technology systems to operate our business. A breakdown, invasion, corruption, destruction or interruption of critical information technology systems by employees, others with authorized access to our systems or unauthorized persons could negatively impact operations. In the ordinary course of business, we collect, store and transmit confidential information and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. Additionally, we outsource certain elements of our information technology systems to third parties. As a result of this outsourcing, our third party vendors may or could have access to our confidential information making such systems vulnerable. Data breaches of our information technology systems, or those of our third party vendors, may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. For example, the loss of clinical trial data from completed or ongoing clinical trials or preclinical studies could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. While we believe that we have taken appropriate security measures to protect our data and information technology systems, and have been informed by our third party vendors that they have as well, there can be no assurance that our efforts will prevent breakdowns or breaches in our systems, or those of our third party vendors, that could materially adversely affect our business and financial condition.

If we are unable to obtain U.S. and/or foreign regulatory approval, we will be unable to resell or license our drug candidates.

Our drug candidates will be subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, record keeping, labeling, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process are required in the U.S. and in many foreign jurisdictions prior to the commercial sale of drug candidates. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. It is possible that no drug candidate that we present to the FDA will obtain marketing approval which will significantly diminish the value and desirability of our product candidates. In connection with the clinical trials for our drug candidates, we face risks that:

●	the drug candidate may not prove to be efficacious;
●	the drug candidate may not prove to be safe;

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●	the drug candidate may not be readily co-administered or combined with other drugs or drug candidates;
●	the results may not confirm the positive results from earlier preclinical studies or clinical trials;
●	the results may not meet the level of statistical significance required by the FDA or other
●	regulatory agencies; and
●	the FDA or other regulatory agencies may require us to carry out additional studies.

We have limited experience in conducting and managing later stage clinical trials necessary to obtain regulatory approvals, including approval by the FDA. However, this risk would be mitigated in the event the Company is successful entering into a co-development agreement with a pharma partner for late stage clinical development. The time required to complete clinical trials and for the FDA and other countries’ regulatory review processes is uncertain and typically takes many years. Our analysis of data obtained from preclinical and clinical trials is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unanticipated delays or increased costs due to government regulation from future legislation or administrative action or changes in FDA policy during the period of product development, clinical trials, and FDA regulatory review.

We will rely on third parties for manufacturing of our clinical drug supplies; our dependence on these manufacturers may impair the development of our drug candidates.

We have no ability to internally manufacture the drug candidates that we need to conduct our clinical trials for the products that we acquire. For the foreseeable future, we expect to continue to rely on third-party manufacturers and other third parties to produce, package and store sufficient quantities of our drug candidates and any future drug candidates for use in our clinical trials. We may face various risks and uncertainties in connection with our reliance on third-party manufacturers, including:

●	reliance on third-party manufactures for regulatory compliance and quality assurance;
●	the possibility of breach of the manufacturing agreement by the third-party manufacturer because of factors beyond our control;
●	the possibility of termination or nonrenewal of our manufacturing agreement by the third-party manufacturer at a time that is costly or inconvenient for us;
●	the potential that third-party manufacturers will develop know-how owned by such third-party
●	manufacturer in connection with the production of our drug candidates that is necessary for the manufacture of our drug candidates; and
●	reliance on third-party manufacturers to assist us in preventing inadvertent disclosure or theft of our proprietary knowledge.

Our drug candidates may be complicated and expensive to manufacture. If our third-party manufacturers fail to deliver our drug candidates for clinical use on a timely basis, with sufficient quality, and at commercially reasonable prices, we may be required to delay or suspend clinical trials or otherwise discontinue development of our drug candidates. While we may be able to identify replacement third-party manufacturers or develop our own manufacturing capabilities for these drug candidates, this process would likely cause a delay in the availability of our drug candidates and an increase in costs. In addition, third-party manufacturers may have a limited number of facilities in which our drug candidates can be manufactured, and any interruption of the operation of those facilities due to events such as equipment malfunction or failure or damage to the facility by natural disasters could result in the cancellation of shipments, loss of product in the manufacturing process or a shortfall in available drug candidates.

Risks Related to Intellectual Property Rights

We rely on various intellectual property rights, including patents and licenses in order to operate our business.

Our intellectual property rights, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

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As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

The Company could be negatively impacted if found to have infringed on intellectual property rights.

Technology companies frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As the Company grows, the intellectual property rights claims against it will likely increase. The Company intends to vigorously defend infringement actions in court and before the U.S. International Trade Commission. The plaintiffs in these actions frequently seek injunctions and substantial damages. Regardless of the scope or validity of such patents or other intellectual property rights, or the merits of any claims by potential or actual litigants, the Company may have to engage in protracted litigation. If the Company is found to infringe one or more patents or other intellectual property rights, regardless of whether it can develop non-infringing technology, it may be required to pay substantial damages or royalties to a third-party, or it may be subject to a temporary or permanent injunction prohibiting the Company from marketing or selling certain products. In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. These licenses may also significantly increase the Company’s operating expenses. Regardless of the merit of particular claims, litigation may be expensive, time-consuming, disruptive to the Company’s operations and distracting to management. In recognition of these considerations, the Company may enter into arrangements to settle litigation. If one or more legal matters were resolved against the Company’s consolidated financial statements for that reporting period could be materially adversely affected. Further, such an outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against the Company that could adversely affect its financial condition and results of operations.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

To protect our rights in our services and technology, we rely on a combination of copyright and trademark laws, patents, trade secrets, confidentiality agreements and protective contractual provisions. We also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our services or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened.

Effectively policing the unauthorized use of our services and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our services, use similar marks or domain names, or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others’ proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

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We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications.

Our ability to implement and provide our applications and services to our clients depends, in part, on services, goods, technology, and intellectual property rights owned or controlled by third parties. These third parties may become unable to or refuse to continue to provide these services, goods, technology, or intellectual property rights on commercially reasonable terms consistent with our business practices, or otherwise discontinue a service important for us to continue to operate our applications. If we fail to replace these services, goods, technologies, or intellectual property rights in a timely manner or on commercially reasonable terms, our operating results and financial condition could be harmed. In addition, we exercise limited control over our third-party vendors, which increases our vulnerability to problems with technology and services those vendors provide. If the services, technology, or intellectual property of third parties were to fail to perform as expected, it could subject us to potential liability, adversely affect our renewal rates, and have an adverse effect on our financial condition and results of operations.

If any third-party owners of intellectual property we may license in the future do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects will be harmed.

We may enter into licenses for third-party intellectual property in the future. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce patent protection for their intellectual property, in particular, those patents to which we have secured exclusive rights.

If applicable, our licensors may not successfully prosecute the patent applications to which we are licensed. Even if patents issue in respect of any such patent applications, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. In addition, our licensors may terminate their agreements with us in the event we breach the applicable license agreement and fail to cure the breach within a specified period of time. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could materially adversely affect our competitive business position, business prospects and financial condition.

Because our research and development of drug candidates often incorporates compounds and other information that is the intellectual property of third parties, we depend on continued access to such intellectual property to conduct and complete our preclinical and clinical research and commercialize the drug candidates that result from this research. We expect that future licenses would impose, numerous obligations on us. For example, under our existing and future license agreements, we may be required to pay (i) annual maintenance fees until a drug candidate is sold for the first time, (ii) running royalties on net sales of drug candidates, (iii) minimum annual royalties after a drug candidate is sold for the first time, and (iv) one-time payments upon the achievement of specified milestones. We may also be required to reimburse patent costs incurred by the licensor, or we may be obligated to pay additional royalties, at specified rates, based on net sales of our drug candidates that incorporate the licensed intellectual property rights. We may also be obligated under some of these agreements to pay a percentage of any future sublicensing revenues that we may receive. Future license agreements may also include payment obligations such as milestone payments or minimum expenditures for research and development. We expect that any future licenses would contain reporting, insurance and indemnification requirements. We are actively reviewing and preparing additional patent applications to expand our patent portfolio, but there can be no assurances that patents related to our existing patent applications or any applications we may file in the future will be issued or that any issued patents will provide meaningful protection for our drug candidates, which could materially adversely affect our competitive business position, business prospects and financial condition.

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Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. In order to protect our proprietary technology and processes, we also rely in part on confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could materially adversely affect our business and financial condition.

Risks Related to Ownership of Our Securities and this Offering

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our common stock is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our common stock among our executive officers and directors, and greater than 5% stockholders. As a result of our small public float, our common stock may be less liquid and have greater stock price volatility than the common stock of companies with broader public ownership.

Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	changes in financial or operational estimates or projections;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our common stock after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We have no current specific plan for a significant portion of the offering proceeds and it is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

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Investors in this offering may experience future dilution as a result of this and future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

An active trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the initial public offering price.

Prior to the consummation of this offering, there has been no public market for our common stock. An active trading market for shares of our common stock may never develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your shares of common stock at an attractive price, or at all. The price for our common stock in this offering will be determined by negotiations between us and the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell your common stock at or above the initial public offering price or at any other price or at the time that you would like to sell. An inactive market may also impair our ability to raise capital by selling our common stock, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our common stock as consideration.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	sales of our common stock by our stockholders, executives, and directors;
●	volatility and limitations in trading volumes of our shares of common stock;
●	our ability to obtain financing to conduct and complete research and development activities;
●	our ability to attract new customers;
●	changes in the development status of the drugs we acquire;
●	failures to meet external expectations or management guidance;
●	changes in our capital structure or dividend policy or future issuances of securities;
●	our cash position;
●	announcements and events surrounding financing efforts, including debt and equity securities;
●	reputational issues;
●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;
●	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;
●	changes in industry conditions or perceptions;
●	changes in valuations of similar companies or groups of companies;
●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;
●	departures and additions of key personnel;
●	disputes and litigations related to intellectual property rights, proprietary rights, and contractual obligations;
●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and
●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

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After the completion of this offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

We do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.

To date we have not paid any dividends, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future indebtedness we may incur could preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain from an investment in our common stock for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our common stock if the price of our common stock increases.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock may be affected by the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock could decline if one or more equity analysts downgrade our common stock or if analysts issue other unfavorable commentary or cease publishing reports about us or our business.

We may not be able to satisfy listing requirements of NYSE American to maintain a listing of our common stock.

When our common stock is listed on NYSE American, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from NYSE American may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

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Provisions of our charter documents or Nevada law could delay or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders, and could make it more difficult to change management.

Provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders might otherwise consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:

●	limitations on our stockholders’ ability to call special meetings of stockholders;
●	an advance notice requirement for stockholder proposals and nominations for members of our
●	Board;
●	the authority of our Board to determine the number of director seats on our Board;
●	the authority of our Board to fill vacancies occurring on the Board;
●	the authority of our Board to issue preferred stock with such terms as our Board may determine.

Our certificate of incorporation grants our Board of Directors the power to designate and issue additional shares of common and/or preferred stock.

Our authorized capital consists of 4,000,000,000 shares of common stock and 100,000,000 shares of preferred stock. Our preferred stock may be designated into series pursuant to authority granted by our certificate of incorporation, and on approval from our Board of Directors. The Board of Directors, without any action by our stockholders, may designate and issue shares in such classes or series as the Board of Directors deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of stock that may be issued could be superior to the rights of holders of our common stock. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock.

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Nevada law.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the fullest extent not prohibited by Nevada law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

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We are an “emerging growth company” under the federal securities laws and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and we may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

As a smaller reporting company within the meaning of the Securities Act, we will utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our Common Stock held by non- affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible and make our Common Stock less attractive to potential investors.

Continuing Operations and Going Concern

Due to incurred operating losses as well as negative cash flows from operating and investing activities over the past two years, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through June 30, 2024, and DSS intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. The Company also anticipates raising additional funds through public offering. Based on this, the Company has concluded that substantial doubt of its ability to continue as a going concern has been alleviated.

We are a “controlled company” within the meaning of NYSE listing standards and, as a result, we qualify for, and may rely on, exemptions from certain corporate governance requirements. As a result, you do not and may not in the future have the same protections afforded to shareholders of companies that are subject to such requirements.

Upon completion of this offering DSS BioHealth Security, Inc. will continue to own a majority of the voting power of shares eligible to vote in the election of our directors, representing approximately [●]% of the voting power of the outstanding shares of our common stock assuming no exercise of the underwriter’s option to purchase additional shares of our common stock. As a result, we qualify as a “controlled company” within the meaning of the corporate governance standards of NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and will elect not to comply with certain corporate governance requirements, specifically director nominees be selected or recommended to the board by independent directors. It is our intention to generally comply with these corporate governance requirements as of the date of this prospectus. However, we may at any time after the date of this prospectus elect to avail ourselves of one or more additional controlled company exemptions provided that we continue to qualify as a controlled company. To the extent we rely on any of these exemptions, holders of our common stock will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NYSE and we cannot predict the impact this may have on the price of our common stock.

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USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $[___], or approximately $[___] if the underwriters exercise their option to purchase additional shares in full, assuming an initial public offering price of $[___] per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $[___] per share of common stock would increase (decrease) the net proceeds to us by approximately $[___], assuming that the number of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. We may also increase or decrease the number of common stock we are offering. Each increase (decrease) of 1,000,000 shares in the number of shares of common stock offered by us would increase (decrease) the net proceeds to us by approximately $[___], assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions.

We intend to use the net proceeds received from this offering for general and working capital purposes, including but not limited to investing in research and development, including in our technology, the repayment of debt and for working capital and general corporate purposes.

Research and development

We anticipate using approximately 40% of the net proceeds on research and development.

Acquisitions

We anticipate using up to 10% of the net proceeds on acquisitions.

Working capital

We anticipate using the remaining net proceeds for working capital, other general corporate purposes and funding the cost of the offering.

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change. The estimated use of proceeds is preliminary and subject to change. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

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DIVIDEND POLICY

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and all earnings, if any, have been retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

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CAPITALIZATION

The following table sets forth our cash, indebtedness and total capitalization as of June 30, 2023:

●	on an actual basis;

●	on a pro forma basis to give effect to the sale of [__] shares in this offering at an assumed initial public offering price of $[__] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of the common stock and other terms of this offering determined at pricing. You should read the following table in conjunction with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	As of June 30, 2023 (Unaudited)
	Actual	Pro forma

Cash	$3,000	$
Note to related party(1)	$11,754,000	$
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, 0 outstanding	$-		$-
Common stock, par value $0.001 per share, 4,000,000,000 shares authorized, 3,877,282,251 shares outstanding	$125,000
Additional paid-in capital	$38,058,000	$
Accumulated deficit	$(10,564,000)	$
Total stockholder’s equity(2)	$27,619,000	$
Total capitalization(2)	$39,373,000	$

(1)	This Note relates to the revolving line of credit between the Company and DSS, Inc.
(2)	Total stockholders’ equity and total capitalization of excludes non-controlling interest in subsidiary of $3,081,000.

Each $1.00 increase (decrease) in the assumed initial public offering price of $[__] per share of common stock would increase (decrease) the net proceeds to us by approximately $[__], assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. We may also increase or decrease the number of shares we are offering. Each increase (decrease) of 1,000,000 shares in the number of shares of common stock offered by us would increase (decrease) the net proceeds to us by approximately $[__], assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions.

If the underwriters exercise their option to purchase additional shares in full, pro forma cash, additional paid-in capital, total stockholders’ equity and total capitalization and shares of common stock outstanding as of June 30, 2023 would be $[__], $[__], $[__] and [__] shares, respectively.

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DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock immediately after this offering. The net tangible book value (deficit) of our common stock as of June 30, 2023 was $(13,870,000), or $0 per share. Net tangible book value (deficit) per share represents our total tangible assets (which excludes deferred offering costs, which were $[__] at June 30, 2023 less our total liabilities, divided by the number of shares of outstanding common stock after adjusting for the stock split of the shares of existing stockholders).

Our pro forma net tangible book value (deficit) as of December 31, 2022 was $(12,458,000), or $0 per share. Pro forma net tangible book value (deficit) represents the amount of our total assets less our total liabilities.

After giving further effect to the receipt of the net proceeds from our sale of [__] shares of common stock in this offering, at an assumed initial public offering price of $[__] per share after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately $[__] or $[__] per share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $[__] per share to our existing stockholders and an immediate dilution of $[__] per share to new investors purchasing common stock in this offering.

We determine dilution per share to investors participating in this offering by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share	$
Net tangible book value (deficit) per share as of June 30, 2023		$(13,870,000)
Pro forma net tangible book value (deficit) per share as of June 30, 2023		$0
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing shares	$
Pro forma as adjusted net tangible book value per share after this offering	$
Dilution in net tangible book value per share to new investors in this offering	$

Each $1.00 increase (decrease) in the assumed initial public offering price of $[__] per share would increase (decrease) the pro forma net tangible book value by $[__] per share and increase (decrease) the dilution per share to new investors by ($[__]) per share, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

Similarly, each increase (decrease) of 1,000,000 shares in the number of common stock we are offering would increase (decrease) our pro forma net tangible book value by approximately $[__], or $[__] per share and decrease (increase) the dilution per share to new investors participating in this offering by $[__] per share, assuming that the assumed initial public offering price of $[__] remains the same, and after deducting the estimated underwriting discounts and commissions.

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

If the underwriters exercise their option to purchase additional shares in this offering in full at the assumed initial public offering price of $[__] per share and assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, the pro forma net tangible book value would be approximately $[__] per share, and the dilution in pro forma net tangible book value per share to investors in this offering would be approximately $[__] per share.

The table below summarizes as of June 30, 2023, adjusted pro forma basis described above, the number of shares of our common stock, the total consideration and the average price per share (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing our common stock in this offering at an assumed initial public offering price of $[__] per share, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount	Percent		Per Share
Existing stockholders			%	$		%	$
New investors			%	$		%	$
Total			%	$		%	$

In addition, if the underwriters exercise their option to purchase additional shares in full, the number of shares held by existing stockholders will be reduced to [__]% of the total number of shares of common stock to be outstanding upon the closing of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased by [__] or [__]% of the total number of shares of common stock to be outstanding upon the closing of this offering.

Each $1.00 increase (decrease) in the assumed initial public offering price of $[__] per share of common stock would increase (decrease) total consideration paid by new investors by approximately $[__], assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. We may also increase or decrease the number of shares we are offering. Each increase (decrease) of 1,000,000 shares in the number of shares of common stock offered by us would increase (decrease) total consideration paid by new investors by approximately $[___], assuming that the assumed initial price to the public remains the same, and after deducting the estimated underwriting discounts and commissions.

The total number of shares of our common stock reflected in our actual and pro forma information set forth in the table above excludes:

20

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited and unaudited financial statements and related notes, respectively, included elsewhere in this Prospectus. Some of the information contained in this discussion and analysis constitutes forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this Prospectus, particularly under the sections titled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

Overview

Impact Biomedical Inc. (IBIO) discovers, confirms, and patents unique science and technologies which can be developed into new offerings in human healthcare and wellness in collaboration with external partners through licensing, co-development, joint ventures, and other relationships. . By leveraging technology and new science with strategic partnerships, Impact Bio provides advances in drug discovery for the prevention, inhibition, and treatment of neurological, oncology and immuno-related diseases. Other exciting technologies include natural compositions for over-the-counter upper respiratory, anti-viral and other conditions, functional fragrance formulations for use in lotions, insect repellents, and other consumer products and a unique alternative sugar composition, with potential to impact calorie intake and glycemic index.

The business model of Impact BioMedical includes licensing and potentially direct sales for commercialization and distribution. Potential licensors and development partners include pharmaceutical, food, consumer package goods companies and others in exchange for milestone, and royalty licensing payments.

Below is a list of our principal subsidiaries:

●	Impact BioLife Science, Inc.;
●	Global Biomedical, Inc.;
●	Global BioLife, Inc.; and
●	Sweet Sense, Inc.

Impact BioLife Science, Inc. We are the sole owner of the outstanding equity of Impact BioLife Science, Inc.

Global Biomedical, Inc. We own 90.91% of Global Biomedical, Inc. outstanding equity.

Global BioLife, Inc. Through our majority owned subsidiary Global Biomedical, Inc., we own 81.8% of the outstanding equity of Global BioLife, Inc.

Sweet Sense, Inc. We are the owner of 95.5% of the outstanding equity of Sweet Sense.

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Below is an organization chart showing our ownership structure and ownership interests.

DSS, Inc. (NY)
DSS BioHealth Security, Inc. (Nevada)
Impact BioMedical (Nevada)
Impact Biolife Science, Inc. (Nevada)
DSS Biomedical International, Inc. (Nevada)
Sweet Sense, Inc. (Nevada) 50% BioLife Sugar 50% Impact
Global Biomedical, Inc. (Nevada)
Global Sugar Solutions, Inc. (Nevada)
DSS Biolife International, Inc. (Nevada)
Global Biolife, Inc. (Nevada)
Biolife Sugar, Inc. (Nevada)
Happy Sugar, Inc. (Nevada)
Wholly-Owned Subsidiary
Subsidiary (> 50% & <100%)

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Through our majority-owned subsidiary Global BioLife, we own or have rights to a portfolio of biomedical intellectual property, including intellectual property assigned to Global BioLife by GRDG Sciences, LLC (“GRDG”). Global BioLife leverages its scientific know-how and intellectual property rights to develop various emerging technologies, including biopharmaceuticals, antivirals, antimicrobials, sugar alternatives, insect repellents, fragrances, bioplastics and natural preservatives.

Biotech and Impact BioMedical have several important and valuable products, technology or compounds that are in continuing development and/or licensing stages:

Linebacker

Linebacker is a platform of small molecule electrophilically enhanced polyphenol compounds with potential application in oncology (solid tumors), inflammatory disorders, and neurology. Polyphenols are substances found in many nuts, vegetables, and berries. Linebacker compounds are modified Myricetin, which is a common plant-derived flavonoid. Myricetin exhibits a wide rand of activities that include strong anti-oxidant, as well as potential anti-cancer, anti-inflammatory activities (source: NIH). Linebacker can potentially be developed as monotherapy or co-therapy to down-regulate PIM (proviral integration site for Moloney murine leukemia virus) kinase which plays a key role as an oncogene in various cancers (e.g. colon, lung, prostate, breast). Additional potential applications include inflammatory disorders and neurology. Lineebacker-1 and Linebacker-2 compounds have been licensed to ProPhase Laboratories for development and commercialization worldwide. Composition and method patents are issued for Linebacker in the U.S. and other countries.

Two compounds from the Linebacker platform (LB-1, LB-2) are licensed to ProPhase Laboratories (PRPH: NASDAQ) for clinical development and commercialization for which Impact Biomedical could receive future milestone payments and royalties.

Laetose

Laetose technology is derived from a unique combination of sugar and inositol, which has the potential ability to inhibit the inflammatory and metabolic response of sugar alone. Use of Laetose in a daily diet, compared to sugar, could result in 30% lower sugar consumption and lower caloric and glycemic index/load.

Patents/Intellectual Property Summary Laetose U.S. composition and method patent is filed, published, and awaiting issue.

We are actively seeking potential partners for further development and commercialization of Laetose as a consumer packaged offering worldwide.

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Functional Fragrance Formulation (“3F”)

3F is a suite of “functional fragrances” containing specialized botanical ingredients(e.g., terpenes) with potential application as an antimicrobial, or as an additive in insect repellents, detergents, lotions, shampoo, fabrics and other substances to increase effectiveness.

Composition patents have issued in the U.S. and are pending in other countries.

We are actively seeking potential partners for further development and commercialization of 3F.

Equivir

Equivir/Equivir G technology is a novel blend of FDA Generally Recognized as Safe (GRAS) eligible polyphenols (e.g. Myricetin, Hesperetin, Piperine) which have demonstrated antiviral effects with additional potential application as health supplements or medication. Polyphenols are sourced from fruits, vegetables, and other natural substances. Myricetin is a member of the flavonoid class of polyphenolic compounds with antioxidant properties. Hesperitin is a flavanone and Piperine is an alkaloid, commonly found in black pepper.

Method and composition patents are issued in the U.S. and other countries.

Equivir/Equivir G is licensed to ProPhase Laboratories for development and commercialization worldwide.

Emerging Technology

IBIO continues to explore and discover potential new technologies in accordance with it’s business model. Areas of interest include bioplastics, preservatives, biopharmaceuticals and other categories which could result in differentiated and proprietary offerings in human healthcare.

The Company was incorporated in the State of Nevada as a for-profit company on October 16, 2018, and established a fiscal year end of December 31st. The Company issued 9,000 shares to Global BioMedical Pte. Ltd., which was wholly–owned by Alset International Limited (formally Singapore eDevelopment Limited), a multinational public company, listed on the Singapore Exchange Securities Trading Limited (“SGXST”). On March 31, 2020, the Company issued 125,064,621 shares of common stock to its sole shareholder Global BioMedical Pte. Ltd. On July 24, 2020, the Board approved the Stock Split, pursuant to which each share of the Company’s common stock issued and outstanding was split into nine shares of the Company’s common stock. The numbers of authorized common stock and issued and outstanding common stock in the reporting periods were retrospectively adjusted for the stock split.

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On March 12, 2020 Alset International Limited (“Alset”), a related party, Global BioMedical Pte Ltd., a related party, DSS, Inc (“DSS”), a related party, and DSS BioHealth Security Inc. (“DSS BioHealth”), a related party, signed Term Sheets and subsequently on April 21, 2020, these four companies entered into Share Exchange Agreement (“Share Exchange”), based on which Global BioMedical Pte Ltd., agreed to sell all of the issued and outstanding shares of the Company to DSS BioHealth in exchange for the combination of common and preferred shares of DSS. Under the terms of the Share Exchange, DSS issued 483,334 shares of the DSS Common Stock nominally valued at $6.48 per share, and 46,868 newly issued shares of the DSS Series A Convertible Preferred Stock (“Series A Preferred Stock”), with a stated value of $46,868,000, or $1,000 per share, for a total consideration valued at $50 million. Due to several factors, including a discount for illiquidity, the value of the Series A Preferred Stock was discounted from $46,868,000 to $35,187,000, thus reducing the final consideration given to approximately $38,319,000. The Company’s Chairman, Heng Fai Ambrose Chan, a related party, who is also the largest shareholder of Alset, at the time of the signing of the Share Exchange Agreement was the beneficial owner of approximately 18.3% of the outstanding shares of DSS and is the Chairman of the Board of Directors of DSS. On August 21, 2020, the transaction was concluded, and the Company became a direct wholly owned subsidiary of DSS BioHealth. In connection with the acquisition, and the related accounting determination, DSS BioHealth has elected to apply push-down accounting and reflect in its financial statements of Impact BioMedical, the fair value of its assets and liabilities. Utilizing an income approach, the Company has completed its valuations of certain developed technology and pending patents assets acquired in the transaction as well the fair value of the non-controlling interests. More specifically, a Multi-Period Excess Earnings Method (“MPEEM”) estimates the value of an intangible asset by quantifying the amount of residual (or excess) estimated cash flows generated by the asset and discounting those cash flows to the present. These have been valued at approximately $22,260,000 and $3,910,000, respectively, and are included on the Consolidated Balance Sheet on December 31, 2020. Estimated useful life of these assets is twenty years, based on the remaining terms of the related patents, with annual amortization approximating $1,113,000. The Company has also completed its valuation of goodwill and deferred tax liabilities of Impact BioMedical, and has recorded goodwill of approximately $25,093,000, driven by other intangible assets that do not qualify for separate recognition, and a deferred tax liability of approximately $5,234,000. The goodwill is not deductible for tax purposes and has been allocated to Impact BioMedical in totality as a single reporting unit. The Company is committed to both funding research and developing intellectual property portfolio.

Fiscal Year Ended December 31, 2022, compared to Year Ended December 31, 2021

Results of operations for the year ended December 31, 2022, as compared to year ended December 31, 2021.

We did not generate any revenues during the fiscal years ended December 31, 2022 and 2021. Accordingly, set forth below is a summary of our expenses during such fiscal years:

Cost and expenses:

	Fiscal Years Ended December 31,
	2022	2021	% Change

Sales, general and administrative compensation	$325,000	$398,000	(18)%
Amortization	1,113,000	1,113,000	0%
Professional fees	722,000	552,000	31%
Research and development	1,226,000	1,080,000	14%
Other operating expenses	68,000	42,000	62%

Total costs and expenses	$3,454,000	$3,185,000	8%

Selling, general and administrative compensation costs decreased 18% for the year ended December 31, 2022, as compared to the year ended December 31, 2021 due to decreases in head count. Also, we are allocated certain administrative labor costs from DSS as shared resources which approximates $12,000 per month during the year ended December 31, 2022, as compared to $17,000 per month during the year ended December 31, 2021.

Amortization expense for the year ended December 31, 2022, and 2021 represents the amortization of the developed technology and patents acquired as part of the acquisition of Impact BioMedical by DSS. Amortization of these assets began on January 1, 2021, and will have a 20-year term.

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Professional fees increased 31% for the year ended December 31, 2022, as compared to the year ended December 31, 2021 mostly due to increases in consulting and legal services associated with developing and implementing our business plan.

Research and development costs represent costs consisted primarily of independent, third-party testing of the various properties of each technology we own or possess as well as research on new technologies. Research and development increased 14% for the year ended December 31, 2022, as compared to the year ended December 31, 2021 primarily due to exploration and development of new technologies during 2022.

Other operating expenses consist primarily of office supplies, IT support, travel and insurance costs. These costs remained increased 62% for the year ended December 31, 2022, as compared to year ended December 31, 2021 due primarily to increased IT support and travel costs

Other income (expense):

	Fiscal Years Ended December 31,
	2022	2021	% Change

Interest Income	$24,000	$165,000	(85)%
Interest Expense	(462,000)	(300,000)	54%
Other Income (expense)	116,000	77,000	51%
Impairment of investment	(4,100,000)	-	-

Total other expense	$(4,422,000)	$(58,000)	7,524%

Total other income and expense as of December 31, 2022, is driven by the impairment of the Company’s Vivacitas investment in the amount of $4,100,000. As of December 31, 2021, total other income and expense represents interest income and origination fee income associated with the Company’s notes receivable offset by interest expense on its note payable to DSS.

Net loss:

The following table shows our net loss for the fiscal years presented:

	Fiscal Years Ended December 31,
	2022	2021	% Change

Net loss	$(7,255,000)	$(1,848,000)	293%

The increase in net loss of 293% for the year ended December 31, 2022 as compared to the year ended December 31, 2021 is driven by the impairment of the Company’s investment in Vivacitas in the amount of $4,100,000.

Six Months Ended June 30, 2023, compared to Six Months Ended June 30, 2022

Results of operations for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022.

Cost and expenses:

The following table shows our costs and expenses for the fiscal years presented:

	Six months ended June 30,
	2023	2022	% Change

Sales, general and administrative compensation	81,000	168,000	(52)%
Depreciation and amortization	560,000	556,000	1%
Professional services	686,000	356,000	93%
Research and development	445,000	374,000	19%
Other general expenses	39,000	55,000	(29)%

Total costs and expenses	$1,811,000	$1,509,000	20%

Selling, general and administrative compensation costs decreased 52% for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022 due to decreases in head count at the Company.

26

Depreciation and amortization expense increased 1% for the six months ended June 30, 2023 compared to the six months ended June 30, 2022 due to the amortization of the associated with the developed technology and patents acquired as part of the acquisition of Impact BioMedical by DSS. Amortization of these assets began on January 1, 2021, and will have a 20-year term.

Professional fees increased 93% for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022 mostly due to increases in consulting and legal services associated with developing and implementing our business plan, cost to patent newly developed technologies and other related fees for the development of new technologies.

Research and development costs represent costs consisting primarily of independent, third-party testing of the various properties of each technology we own or possess as well as research on new technologies. Research and development increased 19% for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022 primarily due to exploration and development of new and existing technologies.

Other operating expenses consist primarily of office supplies, IT support, sales and marketing costs, travel and insurance costs. These costs decreased 29% for the six months ended June 30, 2023, as compared to the six months ended June 30, 2022 due primarily to increased IT support and travel costs.

Other income (expense):

	Six months ended June 30,
	2023	2022	% Change

Interest income	$7,000	$186,000	(96)%
Interest expense	(217,000)	(272,000)	(20)%
Other expense	52,000	-	-

Total other expense	$(158,000)	$(86,000)	84%

Interest income is recognized on the Company’s notes receivables. Interest income decreased for three and six months ended June 30, 2023 as compared to the comparable period ended June 30, 2022 due to the assignment of a note receivable to a related party during 2023.

Interest expense is recognized on the Company’s debt to DSS.

Net loss:

	Six months ended June 30,
	2023	2022	% Change

Net loss	$(1,969,000)	$(1,545,000)	27%

For the six months ended June 30, 2023, the Company recorded net losses of $1,121,000 and $1,969,000, respectively as compared to net losses of $799,000 and $1,545,000, respectively for June 30, 2022 due primarily to increased costs associated with professional fees as well as decreases in interest income.

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Liquidity and Capital Resources

The Company has historically met its liquidity and capital requirements primarily through the sale of its equity securities and debt financings. As of June 30, 2023, the Company had cash of approximately $3,000. As of June 30, 2023, the Company believes that it has sufficient availability to cash via its revolving promissory note with DSS to meet its cash requirements for at least the next 12 months from the filing date of this Prospectus.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with generally accepted accounting principles in the U.S. (“U.S. GAAP”) requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. The Company’s consolidated financial statements for the six months ended June 30, 2023 and 2022, describe the significant accounting policies and methods used in the preparation of the consolidated financial statements.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets.

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts reported in the balance sheet of cash and cash equivalents, prepaids, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes receivable approximates their carrying value as the stated or discounted rates of the notes do reflect recent market conditions. The Company’s investments are record at cost as the fair value of these investment in are not readily available. The fair value of notes payable approximates its carrying value as the stated interest rate reflects recent market conditions.

Investments

Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at fair value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings.

For equity method investments, the Company regularly reviews its investments to determine whether there is a decline in fair value below book value. If there is a decline that is other-than-temporary, the investment is written down to fair value.

Goodwill

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is subject to impairment testing at least annually and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. FASB ASC Topic 350 provides an entity with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Some of the qualitative factors considered in applying this test include consideration of macroeconomic conditions, industry and market conditions, cost factors affecting the business, and overall financial performance of the business. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company will proceed to a quantitative test. If qualitative factors are not deemed sufficient to conclude that the fair value of the reporting unit more likely than not exceeds its carrying value, then a one-step approach is applied in making an evaluation. The evaluation utilizes multiple valuation methodologies, including a market approach (market price multiples of comparable companies) and an income approach (discounted cash flow analysis). The computations require management to make significant estimates and assumptions, including, among other things, selection of comparable publicly traded companies, the discount rate applied to future earnings reflecting a weighted average cost of capital, and earnings growth assumptions. The Company believes the estimates and assumptions used in our impairment assessments are reasonable and based on available market information, but variations in any of the assumptions could result in materially different calculations of fair value and determinations of whether or not an impairment is indicated. A discounted cash flow analysis requires management to make various assumptions about future sales, operating margins, capital expenditures, working capital, and growth rates. Cash flow projections are derived from one-year budgeted amounts plus an estimate of later period cash flows, all of which are determined by management. Subsequent period cash flows are developed for each reporting unit using growth rates that management believes are reasonably likely to occur. Impairment of goodwill is measured as the excess of the carrying amount of goodwill over the fair values of recognized and unrecognized assets and liabilities of the reporting unit.

28

On October 15, 2020, a third party engaged by the Company had completed a valuation of the acquisition price of ImpactBio by DSS BioHealth Security, Inc. It was determined that DSS BioHealth Security, Inc.’s parent company, DSS (NYSE: DSS) publicly traded stock price on the valuation date of August 21, 2020, reflected all relevant data regarding the transaction and was applied to both the common A shares and preferred A shares given as consideration for the acquisition of ImpactBio. The preferred A shares contained certain sell restrictions and a liquidity discount was applied. Further, a valuation of the assets acquired was also completed as of the valuation date on March 25, 2021. As no factors changed between, the completion of the valuation of the consideration given and the completion valuation of the assets received no impairment was recorded during the fiscal year end December 31, 2022. Subsequently, as no events or circumstances occurred as of June 30, 2023 and no impairment of goodwill was recorded for the six months ended June 30, 2023 or year ended December 31, 2022.

Intangible Assets

The estimated fair values of acquired intangibles are generally determined based upon future economic benefits such as earnings and cash flows. Acquired identifiable intangible assets are recorded at fair value and are amortized over their estimated useful lives. Acquired intangible assets with an indefinite life are not amortized but are reviewed for impairment at least annually as of December 31st, or more frequently whenever events or changes in circumstances indicate that the carrying amounts of those assets are below their estimated fair values. Impairment is tested under ASC 350. No impairment was recognized as of June 30, 2023 or year ended December 31, 2022.

Continuing Operations and Going Concern

Due to incurred operating losses as well as negative cash flows from operating and investing activities over the past two years, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through June 30, 2024, and DSS intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. The Company also anticipates raising additional funds through public offering. Based on this, the Company has concluded that substantial doubt of its ability to continue as a going concern has been alleviated.

Related Party Transactions

Research and Development Activities

IBIO collaborates with research and development partners and at its discretion funds various scientific and development activities which could result in IBIO exclusive rights to monetize and/or commercialize such assets. Based on Shareholders Agreement entered into on April 26, 2017, later amended in February 2022, the Company would fund the scientific operations of GRDG, a company involved in research and development of biomedical products which is a minority stockholder of two of the Company’s subsidiaries and is owned by Daryl Thompson, a director of many subsidiaries of the Company, to do the development and research works on the biomedical products for the Company. As of June 30, 2023, this funding approximates $43,000 per month, and incurred approximately $258,000 in expenses. On June 30, 2023 and December 31, 2022, the Company owed this related party $0 and had prepaid monthly fees approximating $43,000 and $43,000, respectively.

General and Administrative Costs

There are certain general and administrative costs incurred by DSS, a related party on behalf of the Company which are passed through to the Company on a monthly basis. These costs consist of primarily payroll costs for certain DSS employees and are allocated based on estimated time spent on behalf of the Company. These costs approximate $12,000 per month. As of June 30, 2023, the Company incurred $72,000 in related expenses. As of June 30, 2022, the Company incurred approximately $98,000 in related expenses.

Off-Balance Sheet Arrangements

We do not have any material off-balance sheet arrangements that have, or are reasonably likely to have, an effect on our financial condition, financial statements, revenues or expenses.

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BUSINESS

Introduction

Currently, we are a holding company operating mainly through our majority owned subsidiary, Global BioLife, Inc., which was incorporated on April 14, 2017. The Company is committed to both funding research and developing intellectual property portfolio. We currently focus on research in three main areas: (i) development of a universal therapeutic drug platform; (ii) a new sugar substitute; and (iii) a multi-use fragrance.

Our Company

Impact Biomedical Inc. (IBIO) is a subsidiary of DSS Inc (DSS: NYSE). IBIO discovers, confirms, and patents unique science and technologies which can be developed into new offerings in human healthcare and wellness in collaboration with external partners through licensing, co-development, joint ventures, and other relationships.

Below is a list of our principal subsidiaries:

●	Impact BioLife Science, Inc.;
●	Global Biomedical, Inc.;
●	Global BioLife, Inc.; and
●	Sweet Sense, Inc.

Impact BioLife Science, Inc. We are the sole owner of the outstanding equity of Impact BioLife Science, Inc.

Global Biomedical, Inc. We own 90.91% of Global Biomedical, Inc. outstanding equity.

Global BioLife, Inc. Through our majority owned subsidiary Global Biomedical, Inc., we own 81.8% of the outstanding equity of Global BioLife, Inc.

Sweet Sense, Inc. We are the owner of 95.5% of the outstanding equity of Sweet Sense.

Below is an organization chart showing our ownership structure and ownership interests.

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Through our majority-owned subsidiaries, Global BioLife and Impact BioLife, we own or have rights to a portfolio of biomedical intellectual property, including intellectual property assigned to Global BioLife by GRDG. Global BioLife leverages its scientific know-how and intellectual property rights to develop various emerging technologies, including biopharmaceuticals, antivirals, antimicrobials, sugar alternatives, insect repellents, fragrances, bioplastics and natural preservatives.

Linebacker

LineBacker is a platform of small molecule X-bonded polyphenols. X-bonding is a molecular tuning technique that modifies a natural compound to induce potency, efficacy, bioavailability, and trans-membrane permeability while maintaining safety, toxicity, and tolerability. Natural polyphenols have demonstrated strong potential in treating and preventing a range of diseases by inhibiting TNF- and indication specific causes (e.g. neurology, anti-inflammatory, oncology). Two novel discrete LineBacker molecules have been synthesized and characterized.

Two compounds from the Linebacker platform (LB-1, LB-2) are licensed to ProPhase Laboratories (PRPH: NASDAQ) for clinical development and commercialization for which Impact Biomedical could receive future milestone payments and royalties.

Laetose

Laetose technology is derived from a unique combination of sugar and inositol, which has the potential ability to inhibit the inflammatory and metabolic response of sugar alone. Use of Laetose in a daily diet, compared to sugar, could result in 30% lower sugar consumption and lower caloric and glycemic index/load.

Patents/Intellectual Property Summary Laetose U.S. composition and method patent is filed, published, and awaiting issue.

We are actively seeking potential partners for further development and commercialization of Laetose as a consumer packaged offering worldwide.

Functional Fragrance Formulation (“3F”)

3F is a suite of “functional fragrances” containing specialized botanical ingredients(e.g., terpenes) with potential application as an antimicrobial, or as an additive in insect repellents, detergents, lotions, shampoo, fabrics and other substances to increase effectiveness.

Composition patents have issued in the U.S. and are pending in other countries.

We are actively seeking potential partners for further development and commercialization of 3F.

Equivir

Equivir/Equivir G technology is a novel blend of FDA Generally Recognized as Safe (GRAS) eligible polyphenols (e.g. Myricetin, Hesperetin, Piperine) which have demonstrated antiviral effects with additional potential application as health supplements or medication. Polyphenols are sourced from fruits, vegetables, and other natural substances. Myricetin is a member of the flavonoid class of polyphenolic compounds with antioxidant properties. Hesperitin is a flavanone and Piperine is an alkaloid, commonly found in black pepper.

Method and composition patents are issued in the U.S. and other countries.

Equivir/Equivir G is licensed to ProPhase Laboratories for development and commercialization worldwide.

Emerging Technology

IBIO continues to explore and discover potential new technologies in accordance with its business model. Areas of interest include bioplastics, preservatives, biopharmaceuticals and other categories which could result in differentiated and proprietary offerings in human healthcare.

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Recent Developments

Vivacitas Investment

On March 15, 2021, the Company entered into a Stock Purchase Agreement (the “Vivacitas Agreement #1”) with Vivacitas Oncology Inc. (“Vivacitas”), to purchase 500,000 shares of its common stock at the per share price of $1.00, with an option to purchase 1,500,000 additional shares at the per share price of $1.00. This option will terminate upon one of the following events: (i) Vivacitas’ board of directors cancels this option because it is no longer in the best interest of the Company; (ii) December 31, 2021; or (iii) the date on which Vivacitas receives more than $1.00 per share of the Company’s common stock in a private placement with gross proceeds of $500,000. Under the terms of the Vivacitas Agreement #1, the Company will be allocated two seats on the board of Vivacitas. On March 18, 2021, the Company entered into an agreement with Alset EHome International, Inc. (“Seller”) to purchase from the Seller’s its wholly owned subsidiary Impact Oncology PTE Ltd. (“IOPL”) for a purchase price $2,480,000. The acquisition of IOPL has been treated as an asset acquisition as IOPL does not meet the definition of a business as defined in Topic 805. IOPL owns 2,480,000 shares of common stock of Vivacitas along with the option to purchase an additional 250,000 shares of common stock. The Sellers largest shareholder is Mr. Chan Heng Fai Ambrose, the Chairman of the Company’s board of directors and its largest shareholder.

On April 1, 2021, the Company entered into an additional stock purchase agreement with Vivacitas (“Vivacitas Agreement #2”), whereas Vivacitas wished to employ the service of the Chief Business Officer of Impact Biomedical, and in return for the services of this individual, Vivacitas shall issue to the Company, the aggregate purchase price for the Class A Common Shares of Vivacitas at the value of $1.00 per share shall be $120,000 to be paid in twelve (12) equal monthly installments for the period between April 1, 2021 and March 31, 2022.

On July 22, 2021, the Company exercised 1,000,000 of the available options under the Vivacitas Agreement #1 for $1,000,000. This, along with the shares received as part Vivacitas Agreement #2 increased the Company’s equity position in Vivacitas to approximately 120,000 shares or 16% as of September 30, 2022. As of September 30, 2022, and December 31, 2021, the fair value of the Company’s investment in Vivacitas is not readily available, and therefore is recorded at cost in the amount of $4,100,000 and $4,035,000, respectively. As of December 31, 2022, the Company determined to impair 100% of its investment in Vivacitas, in the amount of $4,100,000.

Promissory Note 1

On February 19, 2021, Impact BioMedical, Inc, entered into a promissory note with an individual. The Company loaned the principal sum of $206,000, with interest at a rate of 6.5%, and maturity date of August 19, 2022 later amended to February 19, 2024. Monthly payments are due on the twenty-first day of each month and continuing each month thereafter until February 19, 2024. This note is secured by certain real property situated in Collier County, Florida. The outstanding principal and interest as of June 30, 2023, approximately $204,000 and is classified in current notes receivable on the accompanying consolidated balance sheets. The outstanding principal and interest as of December 31, 2022 is approximately $206,000 with $16,000 classified in current portion of notes receivable and $190,000 classified as Notes receivable on the accompanying consolidated balance sheets.

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DSS Note

On December 31, 2020, and later amended on June 30, 2023, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of June 30, 2024. The revolving nature of this Note permits principal amounts borrowed to be repaid and reborrowed. In the case of default, at DSS’s option the default interest rate is, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate. DSS has not established a maximum borrowing amount and intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. As of June 30, 2023 and December 31, 2022, this Note has an outstanding balance, including interest of $11,754,000 and $9,991,000, respectively.

Although there is no formal written agreement to fund the Company, DSS may continue to fund the operations of the Company on an as needed basis to be decided by its board of directors.

GRDG Licensing Proceeds Distribution Agreement

On February 15, 2022, the Company entered into a Licensing Proceeds Distribution Agreement (the “Licensing Agreement”) with GRDG Sciences, LLC (“GRDG”), Global BioLife, Inc., and Impact BioLife Sciences, Inc., pursuant to which GRDG will receive 20% of the gross licensing or sale proceeds received by the Company from the licensing of improvements with patent and patent applications (the “Improvements”), and all research and technology, developed, made, owned, conceived, by GRDG in exchange for funding from the Company for research and technology development activities. Pursuant to the Licensing Agreement, Impact continues to receive consulting payments (the “Consulting Payments”) approximating $43,000 per month for the purpose of paying or reimbursing certain salaries, overhead, office rent reimbursement, and other operating costs. As of December 1, 2022, the Company not made any payments under the Licensing Agreement.

The term of the Licensing Agreement is from February 15, 2022, through the later of (1) the date of the last to expire of a valid patent of intellectual property, or (2) the date of the last license or fee income generated from the Improvements. The Licensing Agreement provides for termination for cause, which includes failure to make payment when due, unauthorized disclosure of confidential information, and unauthorized assignment of the agreement. The parties may terminate the Licensing Agreement with or without cause by providing the other party with at least two months advance written of a notice of intention of termination.

ProPhase License Agreement

On March 17, 2022, the Company entered into a License Agreement (the “License Agreement”) with ProPhase Labs, Inc. (“ProPhase”) and Global BioLife, Inc., pursuant to which ProPhase obtained a license to Equivir/Equivir G intellectual property rights of Global BioLife, Inc. in exchange for a royalty fee of five- and one-half percent (5.5%) of net sales. Pursuant to the License Agreement, Global BioLife, Inc. shall reimburse ProPhase for fifty percent (50%) of the development costs up to one million two hundred fifty dollars ($1,250,000). The term (the “Term”) of the License Agreement is the later of (a) the expiration date of the last to expire a valid claim comprising the licensed patents, or (b) twelve (12) years from the date of first commercial sale. ProPhase may terminate this Agreement for any or no reason upon thirty (30) days prior written notice to Global BioLife, Inc. In addition, At any time prior to expiration of the Term, either party may terminate the License Agreement for cause by providing written notice.

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On July 18, 2022, the Company entered into a Linebacker License Agreement (“Linebacker License Agreement”) by and between ProPhase, and Global BioLife, Inc., pursuant to which Global BioLife, Inc. licensed compounds to ProPhase for research purposes for a one-time upfront license fee of fifty thousand dollars ($50,000). The Linebacker License Agreement contains milestones that may result in payment to Global BioLife, Inc. of (a) nine hundred thousand dollars ($900,000) upon successful completion of a first Phase 3 study, which may be required by the FDA, and (b) one million dollars ($1,000,000) for regulatory approval of an NDA for the first licensed product. In addition, ProPhase will pay to Global BioLife, Inc. 3% royalties on net revenue of each licensed product from the date of first commercial sale and for the term of the agreement. The term of the Linebacker License Agreement is automatically upon the last to occur of the expiration of the last-to-expire licensed patent. ProPhase has the right to terminate the Linebacker License Agreement for any reason or for convenience in its sole discretion. Global BioLife, Inc. has the right to terminate the Linebacker License Agreement only for uncured material breaches by ProPhase.

Property

Office space is provided to by DSS. The office space is 1,997 square feet. The lease term is from October 1, 2022 to September 30, 2026. The fee for the space is approximately $5,500 per month.

Commercialization Business Strategies

Our business model revolves mainly around two approaches – licensing, co-development, joint-ventures, and sales distribution.

1. Licensing

The licensing strategy includes developing unique patented technologies which would then be licensed to external partners for developing, registration, and commercialization as appropriate. We believe that interest in licensing certain projects may rise over time as validating data becomes available.

2. Sales Distribution

Certain affiliates of ours have relationships with developing global distribution networks. We currently intend to pursue private labelling opportunities in these and other networks. In addition, we intend to utilize our affiliates newly launched retail e-commerce site to allow us to take orders and deliver products.

Employees

The Company currently has one full-time employee and four shared employees with DSS, Inc.

Legal Proceedings

From time to time, we may be involved in various other claims and legal proceedings relating to claims arising out of our operations. We are not currently a party to any material legal proceedings.

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Future Research/Emerging Technologies

In addition to our current technologies, we continue our exploration and discovery efforts. These efforts may result in new intellectual property, drug treatments, and consumer and wellness offerings subject to study/data results. They may also never reach development milestones, prove effective, or result in material value to the company.

Intellectual Property

We strive to protect the intellectual property that we believe is important to our business, including seeking and maintaining patent protection intended to cover the composition of matter of our product candidates, their methods of use, their methods of production, related technologies and other inventions. In addition to patent protection, we also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection, including certain aspects of technical know-how.

Our commercial success depends in part upon our ability to obtain and maintain patent and other proprietary protection for commercially important technologies, inventions and know-how related to our business, defend and enforce our intellectual property rights, particularly our patent rights, preserve the confidentiality of our trade secrets and operate without infringing valid and enforceable intellectual property rights of others.

The patent positions for companies like us are generally uncertain and can involve complex legal, scientific and factual issues. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued, and its scope can be reinterpreted and even challenged after issuance. As a result, we cannot guarantee that any of our product candidates will be protectable or remain protected by enforceable patents. We cannot predict whether the patent applications we are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient proprietary protection from competitors. Any patents that we hold may be challenged, circumvented or invalidated by third parties.

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Government Regulation

Government Regulation and Product Approval

Government authorities in the United States, at the federal, state and local level, and in other countries and jurisdictions extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining regulatory approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

Other Healthcare Laws

In the United States, company activities are subject to regulation by various federal, state and local authorities in addition to the FDA, FTC, and EPA, including but not limited to, the Centers for Medicare & Medicaid Services (CMS), other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General and the Office for Civil Rights), the U.S. Department of Justice (DOJ) and individual U.S. Attorney offices within the DOJ, and state and local governments. For example, research, sales, marketing and scientific/educational grant programs have to comply with the anti-fraud and abuse provisions of the Social Security Act, the federal false claims laws, the privacy and security provisions of the Health Insurance Portability and Accountability Act (HIPAA) and similar state laws, each as amended, as applicable.

Also, many states have similar fraud and abuse statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

Data privacy and security regulations by both the federal government and the states in which business is conducted may also be applicable. HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and its implementing regulations, imposes requirements relating to the privacy, security and transmission of individually identifiable health information. HIPAA requires covered entities to limit the use and disclosure of protected health information to specifically authorized situations and requires covered entities to implement security measures to protect health information that they maintain in electronic form. Among other things, HITECH made HIPAA’s security standards directly applicable to business associates, independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also created four new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

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MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers, key employees and directors.

Name	Age	Position
Heng Fai Ambrose Chan	77	Chairman of the Board
Frank D. Heuszel	65	Chief Executive Officer and Director
Mark Suseck	62	Chief Operating Officer
Todd D. Macko	50	Chief Financial Officer
Dr. Elise Brownell	67	Director
Melissa Sims	54	Director
David Keene	66	Director
Christian Zimmerman	45	Director
Castel Hibbert	64	Director

Biographical and certain other information concerning the Company’s officers and directors is set forth below. There are no familial relationships among any of our directors. Except as indicated below, none of our directors is a director in any other reporting companies. None of our directors has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. Each executive officer serves at the pleasure of the Board of Directors.

Heng Fai Ambrose Chan, 77, has served as an executive director of DSS, Inc. (NYSE: DSS) (formerly known as Document Security Systems, Inc.) since January 2017 and as Executive Chairman of the Board since March 2019. Mr. Chan founded Alset EHome International, Inc. and has served as Chairman of the Board and Chief Executive Officer since inception in March 2018. Mr. Chan has extensive experience in banking and finance, with 45 years of experience in these industries. He has restructured numerous companies in various industries and countries during the past 40 years. Mr. Chan has served as the Chief Executive Officer of Alset EHome International Inc.’s subsidiary Alset International Limited (“Alset”) (SGX: 40V) since April 2014. Mr. Chan joined the Board of Directors of Alset in May 2013. Mr. Chan has served as a Director of Sharing Services Global Corporation since April 2020. Mr. Chan has served as a director of Alset’s 99.69%-owned subsidiary GigWorld Inc. since October 2014. He also served as a director of Alset’s indirect subsidiary LiquidValue Development Inc. since January 2017. Mr. Chan has also appointed as Chairman and Chief Executive Officer of Alset Capital Acquisition Corp, a New York Stock Exchange listed company, since October 2021. In addition, Mr. Chan has been as a board member of Value Exchange International, Inc. since December 2021.

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Frank D. Heuszel, 64, has served as a Director of the Company since August 2020. From August 2020 to August 2023, Mr. Heuszel served as President of the Company. Since April 2023, Mr. Heuszel has also served as Chief Executive Officer of the Company. Since April 11, 2019, Mr. Heuszel has served as the Chief Executive Officer of DSS since April 11, 2019, DSS’s Interim Chief Financial Officer from April 2019 to October 2020, and a director of DSS since July 30, 2018. Mr. Heuszel has extensive experience in a wide array of strategic, business, turnaround, and regulatory matters across several industries as a result of his executive management, educational, and operational experience. Prior to joining DSS, Mr. Heuszel had a very successful career in commercial banking. For over 35 years, Mr. Heuszel served in many senior executive roles with major US and international banking organizations. As a banker Mr. Heuszel has served as General Counsel, Director of Special Assets, Credit Officer, Chief Financial Officer and Auditor. Mr. Heuszel also operated a successful law practice focused on the litigation, corporate restructures, and merger and acquisitions, and collections. In addition to being an attorney and executive manager, Mr. Heuszel is also a Certified Public Accountant (retired), and a Certified Internal Auditor. Mr. Heuszel holds an undergraduate degree in Business Administration from The University of Texas at Austin and a J.D. degree from The South Texas College of Law, Houston.

Mark Suseck, 62, has served as Chief Operating Officer of the Company since August 2023. Mr. Suseck served as the chief operating officer of DSS BioHealth Holdings Inc., a subsidiary of DSS, Inc., from 2020-2023, where he leads company strategy, operations, licensing, acquisitions and commercialization. From 2021 to 2022, Mr. Suseck served as the chief executive officer of Vivacitas Oncology Inc., where he led company strategy, clinical development, operations and financing. From 2018-2019, Mr. Suseck was vice president of global sales and marketing at Helius Medical Technologies Inc. Mr. Suseck received his undergraduate degree in economics from Rutgers University, with minors in education and philosophy. He completed the Executive Management Program in residence at the University of Michigan Business School.

Todd D. Macko, 50, has been Secretary and Treasurer of the Company since January 2021 and in May 2023 became Chief Financial Officer of the Company. Mr. Macko has served as the Chief Financial Officer of DSS since August 16, 2021. Mr. Macko previously served as the Vice President of Finance of DSS. As the Vice President of Finance, Mr. Macko’s responsibilities included assisting DSS’s Interim Chief Financial Officer in all aspects of financial and regulatory reporting. In addition, his responsibilities included the day-to-day management of the Company’s Accounting and Finance team and the financial leadership in the directing and improving of the accounting, reporting, audit, and tax activities. Prior to his role as Vice President of Finance for the Company, Mr. Macko joined the wholly owned subsidiary of DSS, Premier Packaging Corporation in January 2019, as its Vice President of Finance. Mr. Macko is a Certified Public Accountant with over 25 years of public and corporate financial management, business leadership and corporate strategy. Mr. Macko brings a wealth of experience with strengths in financial planning and analysis, business process re-engineering, budgeting, merger and acquisitions, financial reporting systems, project evaluation and treasury and capital management. Prior to joining the Company, Mr. Macko served as the Corporate Controller for Baldwin Richardson Foods, a leading custom ingredients manufacturer for the food and beverage industry from November 2015 until January 2019. Prior to that, Mr. Macko served as the Controller for The Outdoor Group, LLC., Genesis Vision, Inc., Complemar Partners, Inc., and Level 3 Communications, Inc. Mr. Macko obtained his Bachelor of Science degree in Accounting from Rochester Institute of Technology.

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Dr. Elise Brownell, 67, has served as a director of the Company since January 2021. Dr. Brownell has more than 20 years of biotechnology and pharmaceutical project management experience with a proven track record of advancing programs through clinical development. She serves as a Life Sciences entrepreneurial advisor for ASTIA, the nation’s premier entrepreneurial organization focused on women-led businesses. Dr. Brownell is also a member of the Editorial Advisory Board for Contract Pharma Magazine, and previous Chair of the Leaders Network program of Women in Consulting. She is the co-founder of ZephyrBiotech, LLC, a project management firm dedicated to advancing therapeutic candidates through development to key inflection points for clients. Earlier, Dr. Brownell was a founding member, head of project management and senior director of Aerovance, Inc., a venture-backed biotechnology company spun out from Bayer Healthcare, where she created and managed effective team processes to bring product candidates into full scale clinical Phase 1 and 2 developments. Prior to Aerovance, Dr. Brownell acted as head of project management for Bayer’s Biotechnology Unit, where she integrated project strategies to meet therapeutic and market needs. Other roles included building and negotiating partnerships with third parties to support development programs, leading research teams through early bench-to-clinic development phases, as well as entrepreneurial investment experience with Angel’s Forum. Dr. Brownell received her M.S., M.Phil. and Ph.D. degrees in biology from Yale University and her B.S. degree in biology from Allegheny College.

Melissa Sims, 54, has served as a director of the Company since May 2023. Ms. Sims is an Illinois licensed attorney having practiced law since 1995. Following graduation from Northern Illinois University College of Law, Ms. Sims started the general practice of law representing clients in banking, health care, real estate, criminal, dissolution, municipal and probate matters in state and appellate courts. In 2006, she represented the Village of DePue, Illinois regarding legacy pollution from a Superfund site and set national precedent before the Court of Appeals for the Seventh Circuit. In 2021, the United States Supreme Court cited the Village of DePue v. ExxonMobil as precedent in the Atlantic Richfield v. Christian case.

Starting in August of 2017, Ms. Sims has been employed with the international law firm, Milberg Coleman Bryson Phillps Grossman, PLLC and recently represented clients in the National Opioid multidistrict litigation in the Northern District of Ohio. She also represents municipalities across the country in tort actions in state, federal and appellate courts.

Ms. Sims brings to the Board her decades of plaintiff litigation with offer keen insight into potential matters which may be of importance on behalf of the Company. The Board believes that her legal background, knowledge expertise, and litigation experience will add great value to the board slate.

David Keene, 66, is an executive level banker with 44 years of commercial banking experience with progressive responsibilities in all facets of credit risk management in both community and regional bank environments. Currently, Mr. Keene acts as chief credit officer of Unity National Bank; a position he has held since September 2022. As chief credit officer, he oversees loan policy, collections, loan operations, credit administration, and all credit underwriting and analysis, problem loan workouts. From May 2018 to September 2022, Mr. Keene was a senior credit risk officer at Community Bank of Texas in Houston, Texas. In this position, he was, among other tasks, responsible for the support of the credit underwriting of high-net-worth individuals, partnerships, and companies. Mr. Keene received a Bachelor of Business Administration degree from Baylor University in 1979. The Board believes that his background, knowledge expertise, and experience will add great value to the board slate.

Christian Zimmerman, 45, is currently the executive vice president—chief financial officer of Keystone Bank, SSB. Mr. Zimmerman has held this position since April 2019. In this position, Mr. Zimmerman, among other tasks, reviews and prepares monthly, quarterly and year-end financial reports. From December 2015 to April 2019, Mr. Zimmerman was the executive vice president – controller of Community Bank of Texas, N.A. where he was involved in, among other responsibilities, regulatory reporting for the bank and its holding company, and preparing financial reports. Mr. Zimmerman worked on the holding company’s initial public offering with a focus on the financial statements and analysis. Mr. Zimmerman is a certified public accountant and received a Bachelor of Business Administration degree and a Master’s degree in Professional Accounting from the University of Texas at Austin. The Board believes that Mr. Zimmerman’s experience with initial public offerings, financial reporting and regulatory reporting will add great value to the board slate.

Castel Hibbert, 64, has been involved in corporate banking for 39 years and has held various management, underwriting and line responsibilities. Since August 2011, Mr. Hibbert has been an executive vice president and managing director at Veritex Community Bank. He currently works with upper middle market companies whose annual revenues range from $75 million to $800 million. Mr. Hibbert received a Bachelor of Science degree in employee relations from Michigan State University in 1981 and a Master in Business Administration degree from the University of Texas at Austin in 1983.

Corporate Governance

Committees of our Board

Audit Committee. On September 28, 2023, our board of directors established the audit committee.

The audit committee is appointed by the board of directors to assist the board of directors in its duty to oversee the Company’s accounting, financial reporting, and internal control functions and the audit of the Company’s financial statements.

The role of the audit committee is to

●	oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls,
●	the performance and qualifications of the Company’s independent auditor, including the independent auditor’s independence,
●	the performance of the Company’s internal audit function; and
●	the Company’s compliance with legal and regulatory requirements.

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Upon the consummation of this offering, our audit committee will consist of Mr. Castel Hibbert, Mr. Christian Zimmerman, Mr. David Keene, with Mr. Zimmerman serving as chair. Our board of directors has affirmatively determined that each meets the definition of “independent director” under the rules of NYSE American, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee meets the financial literacy requirements of NYSE American’s rules. Our board of directors has adopted a written charter for the audit committee, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Compensation Committee. On September 28, 2023, the board established the compensation committee.

The compensation committee will be responsible for reviewing and recommending, among other things:

●	the adequacy and form of compensation of the board;

●	the compensation of Chief Executive Officer, including base salary, incentive bonus, stock option and other grant, award and benefits upon hiring and on an annual basis;

●	the compensation of other senior management upon hiring and on an annual basis; and

●	the Company’s incentive compensation and other equity-based plans and recommending changes to such plans to our board of directors, when necessary.

Upon the consummation of this offering, our compensation committee will consist of Dr. Elise Brownell, Melissa Sims and Castel Hibbert with Dr. Brownell serving as chair. Our board of directors has adopted a written charter for the compensation committee, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Nominating and Corporate Governance Committee. On September 28, 2023, the board established the nominating and corporate governance committee.

The nominating committee will be responsible for, among other things:

●	developing criteria for membership on the board of directors and committees;

●	identifying individuals qualified to become members of the board of directors;

●	recommending persons to be nominated for election as directors and to each committee of the board of directors;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

Upon the consummation of this offering, our nominating and corporate governance committee will consist of Melissa Sims, David Keene and Dr. Brownell with Melissa Sims serving as chair. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which will be available on our website substantially concurrently with the consummation of this offering.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of our Board.

Code of Business Conduct and Ethics

On September 28, 2023, the board of directors adopted a Business Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Business Code of Ethics is filed as an exhibit to this prospectus and a copy is on our website.

Controlled Company

We qualify as a “controlled company” within the meaning of the corporate governance standards of NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and will elect not to comply with certain corporate governance requirements, specifically director nominees be selected or recommended to the board by independent directors. It is our intention as of the date of this prospectus to generally comply with these corporate governance requirements. See “Risk Factors - We are a “controlled company” within the meaning of NYSE listing standards and, as a result, we qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, you do not and may not in the future have the same protections afforded to shareholders of companies that are subject to such requirements.”

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Involvement in Certain Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of operations in the normal course of business. Currently there are no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or that involve the Company or any of its affiliates which, in the opinion of the management would require disclosure.

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EXECUTIVE AND DIRECTOR COMPENSATION

No compensation was paid to our executive officers or directors during the past two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total Compensation ($)
Frank D. Heuszel	2022	$0	$0	$0	$0	$0	$0
Chief Executive Officer, President and Director	2021	$0	$0	$0	$0	$0	$0

Mark Suseck	2022	$0	$0	$0	$0	$0	$0
Chief Operating Officer	2021	$0	$0	$0	$0	$0	$0

Todd D. Macko	2022	$0	$0	$0	$0	$0	$0
Chief Financial Officer	2021	$0	$0	$0	$0	$0	$0

Heng Fai Ambrose Chan	2022	$0	$0	$0	$0	$0	$0
Chairman of the Board	2021	$0	$0	$0	$0	$0	$0

Dr. Elise Brownell	2022	$0	$0	$0	$0	$0	$0
Director	2021	$0	$0	$0	$0	$0	$0

Melissa Sims	2022	$0	$0	$0	$0	$0	$0
Director	2021	$0	$0	$0	$0	$0	$0

David Keene	2022	$0	$0	$0	$0	$0	$0
Director	2021	$0	$0	$0	$0	$0	$0

Christian Zimmerman	2022	$0	$0	$0	$0	$0	$0
Director	2021	$0	$0	$0	$0	$0	$0

Castel Hibbert	2022	$0	$0	$0	$0	$0	$0
Director	2021	$0	$0	$0	$0	$0	$0

Employment Agreements

There are no employment agreements.

Director Compensation

The Company has not paid any compensation to any directors since inception.

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards held by the Company’s named executive officers or directors as of December 31, 2022, and June 30, 2023.

2023 Equity Incentive Plan

Our Board has adopted the 2023 Equity Incentive Plan, or 2023 Plan. Our 2023 Plan will come into existence upon its adoption by our Board, but no grants will be made under our 2023 Plan prior to its effectiveness.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

On August 21, 2020, DSS completed its acquisition of the Company, pursuant to a Share Exchange Agreement by and among DSS, DSS BioHealth Security, Inc., Alset International Ltd. (formerly Singapore eDevelopment Ltd.), and Global Biomedical Pte Ltd. (“GBM”) (the “Share Exchange”). Under the terms of the Share Exchange, DSS issued 483,334 shares of the DSS Common Stock nominally valued at $6.48 per share, and 46,868 newly issued shares of the DSS Series A Convertible Preferred Stock (“Series A Preferred Stock”), with a stated value of $46,868,000, or $1,000 per share, for a total consideration valued at $50 million. Due to several factors, including a discount for illiquidity, the value of the Series A Preferred Stock was discounted from $46,868,000 to $35,187,000, thus reducing the final consideration given to approximately $38,319,000. As a result of the Share Exchange, Impact BioMedical became a wholly-owned subsidiary of DSS BioHealth Security, Inc., DSS’s wholly-owned subsidiary.

Mr. Heng Fai Ambrose Chan, the Chief Executive Officer and Chairman of the Board of the Company, is the Chief Executive Officer and largest shareholder of Alset International Ltd., as well as the Chairman of the Board and largest shareholder of DSS.

Prior to the execution of the Share Exchange Agreement, our ownership of a suite of antiviral and medical technologies was valued at $382 million. Because the valuation was higher than the previously agreed value, the purchase price was capped at a value of $50 million, pursuant to the terms of the Share Exchange Agreement.

The research and development efforts are currently headed by Mr. Daryl Thompson, Founder and Owner of GRDG. Pursuant to a stockholders’ agreement between Impact BioLife, a majority-owned subsidiary of the Company, and its stockholders (including GRDG) and a stockholders agreement between Global BioLife, a majority-owned subsidiary of the Company, and its stockholder (including GRDG), Mr. Thompson has agreed, through GRDG, to conduct the development and research work on the biomedical products for Impact BioLife and Global BioLife, respectively. Mr. Thompson also serves as the Director of Scientific Initiatives at Impact BioLife. The above-referenced stockholders’ agreements are described more fully below. For services provided by GRDG, Global BioLife pays GRDG approximately $43,000 per month.

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On March 15, 2021, the Company, through one of its subsidiaries, entered into a Stock Purchase Agreement (the “Vivacitas Agreement #1”) with Vivacitas Oncology Inc. (“Vivacitas”), to purchase 500,000 shares of its common stock at the per share price of $1.00, with an option to purchase 1,500,000 additional shares at the per share price of $1.00. This option will terminate upon one of the following events: (i) Vivacitas’ board of directors cancels this option because it is no longer in the best interest of the Company; (ii) December 31, 2022; or (iii) the date on which Vivacitas receives more than $1.00 per share of the Company’s common stock in a private placement with gross proceeds of $500,000. Under the terms of the Vivacitas Agreement #1, the Company will be allocated two seats on the board of Vivacitas. On March 18, 2021, the Company entered into an agreement with Alset EHome International, Inc. (“Seller”) to purchase from the Seller’s wholly owned subsidiary Impact Oncology PTE Ltd. (“IOPL”) for a purchase price of $2,480,000. The acquisition of IOPL has been treated as an asset acquisition as IOPL does not meet the definition of a business as defined in Topic 805. IOPL owns 2,480,000 shares of common stock of Vivacitas along with the option to purchase an additional 250,000 shares of common stock. The Sellers largest shareholder is Mr. Chan Heng Fai Ambrose, the Chairman of the Company’s board of directors and its largest shareholder.

On April 1, 2021, the Company entered into an additional stock purchase agreement with Vivacitas (“Vivacitas Agreement #2”), whereas Vivacitas wished to employ the service of the Chief Business Officer of Impact Biomedical, and in return for the services of this individual, Vivacitas shall issue to the Company, the aggregate purchase price for the Class A Common Shares of Vivacitas at the value of $1.00 per share shall be $120,000 to be paid in twelve (12) equal monthly installments for the period between April 1, 2021 and March 31, 2022.

On July 22, 2021, the Company exercised 1,000,000 of the available options under the Vivacitas Agreement #1 for $1,000,000. This, along with the shares received as part Vivacitas Agreement #2 increased the Company’s equity position in Vivacitas to approximately 16% as of December 31, 2022. As of December 31, 2022, the Company determined to impair 100% of its investment in Vivacitas, in the amount of $4,100,000.

Stockholders Agreement between Global BioLife and the Global BioLife Stockholders

On April 26, 2017, Global BioLife entered into a stockholders’ agreement with its stockholders Global BioMedical, GRDG and Holista (the “Global BioLife Stockholders’ Agreement”). Pursuant to the Global BioLife Stockholder’s Agreement, GRDG has agreed to contribute to Global BioLife any and all right, title, interest and ownership held by GRDG in any patent related to the uses of the “Linebacker Patents” as defined in the Global BioLife Stockholders’ Agreement. Further, pursuant to the Global BioLife Stockholders Agreement, GRDG has agreed to contribute to Global BioLife the advice and services of Daryl Thompson as a scientist during the term of the agreement in connection with the development of the Linebacker Patents and all projects associated therewith, as well as such other projects as Global BioLife may from time to time pursue. In addition, Global BioLife has agreed to contract with GRDG for the needed research in order to develop the Linebacker Patents as well as new intellectual property. Compensation paid by Global BioLife for this work, if any, shall be provided for in Global BioLife’ budget

Pursuant to the Global BioLife Stockholders’ Agreement, Global Biomedical has agreed to contribute to Global BioLife the funds set forth in the Global BioLife budget and such reasonable amounts as the Global BioLife board of directors shall in future annual periods authorize as Global BioLife’s business plan and budget. Such budget shall include (i) a payment of $20,994 per month to GRDG and (ii) such other amounts as shall be necessary to fund the scientific operations that the Global BioLife board shall agree to pursue. The monthly payments were adjusted for the increase in rent of GRDG office and general inflation. As of June 30, 2023 and December 31, 2022, this funding approximates $43,000 per month, and incurred approximately $258,000 and $546,000 in expenses, respectively. On June 30, 2023 and December 31, 2022, the Company owed this related party $0 and had prepaid monthly fees approximating $43,000 and $43,000, respectively. The current agreement provides for monthly payments of approximately $25,000 per month beginning in September 2023.

Under the Global BioLife Stockholders’ Agreement, Holista has agreed to (i) assist in the global commercialization of Global BioLife’s intellectual property, (ii) assist in the initiation and development of joint venture opportunities for Global BioLife, and (iii) provide the expertise of Dr. Rajen M. Dato to Global BioLife, who shall be available to provide management service and assist in the strategic director of Global BioLife.

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The Global BioLife Stockholders’ Agreement shall terminate (a) upon the dissolution and winding up of Global BioLife or (b) on the date the parties terminate the agreement by unanimous written consent.

On May 22, 2018, the parties to the Global BioLife Stockholders’ Agreement entered into Amendment No. 1 to the agreement (“Amendment No. 1 to the Global BioLife Stockholders Agreement”), and in August of 2020 the parties entered into Amendment No. 2 to the agreement (“Amendment No. 2 to the Global BioLife Stockholders Agreement”). Pursuant to Amendment No. 2, the parties to the Global BioLife Stockholders Agreement agreed to waive the obligations of GRDG to contribute any further inventions, discoveries or other items of intellectual property developed by GRDG during the term of the Stockholders’ Agreement subsequent to the date of Amendment No. 2, except for any invention, discovery or other items of intellectual property which is directly related to, or necessary for the sale, licensing or further development of intellectual property owned by Global BioLife.

Stockholders Agreement between Impact BioLife and the Impact BioLife Stockholders

In December 2020, Impact BioLife entered into a stockholders agreement with its stockholders Impact BioMedical and GRDG (the “Impact BioLife Stockholders’ Agreement”). Pursuant to the Impact BioLife Stockholders’ Agreement, GRDG agreed to (i) transfer certain intellectual property as identified in the Stockholders’ Agreement to Impact BioLife, (ii) present all suitable technologies developed by GRDG to Impact BioLife, so as to provide Impact BioLife with the opportunity to fund, own and develop any intellectual property developed by GRDG and (iii) retain the advice and services of Mr. Daryl Thompson as a scientist during the term of the Impact BioLife Stockholders’ Agreement in connection with all projects as Impact BioLife may from time to time pursue. Further, pursuant to the Impact BioLife Stockholders’ Agreement, GRDG also agreed that Daryl Thompson will devote most of his professional time and efforts each week to the business of Impact BioLife, including but not limited to, the development of new intellectual property for Impact BioLife.

In addition, pursuant to the Impact BioLife Stockholder’s Agreement, the Company has agreed to contribute to Impact BioLife such reasonable amounts as the board of directors of Impact BioLife shall in future annual periods authorize as Impact BioLife’s business plan and budget (the “Impact BioLife Budget”). The Impact BioLife Budget shall include (i) a payment approximating $43,000 per month to GRDG and (ii) such other amounts as shall be necessary to fund the research, development and other scientific operations that the Impact BioLife board of directors shall agree to pursue. As of June 30, 2023 and December 31, 2022, this funding approximates $43,000 per month, and incurred approximately $258,000 and $546,000 in expenses, respectively. On June 30, 2023 and December 31, 2022, the Company owed this related party $0 and had prepaid monthly fees approximating $43,000 and $43,000, respectively. The current agreement provides for monthly payments of approximately $25,000 per month beginning in September 2023.

Pursuant to the Impact BioLife Stockholders’ Agreement, the board of directors of Impact BioLife shall never be less than one nor more than five directors. GRDG shall be entitled to nominate one director to the Impact BioLife board of directors so long as it shall remain a stockholder of Impact BioLife. The Company shall be entitled to nominate the remaining directors of Impact BioLife. In addition, pursuant to the Impact BioLife Stockholders’ Agreement, so long as it is a stockholder of Impact BioLife, the Company is entitled to appoint Impact BioLife’s chief executive officer, who, at the discretion of the Company, may also serve as a director of the Impact BioLife board of directors. The parties to the Impact BioLife Stockholders’ Agreement have agreed that the initial directors of the Impact BioLife board of directors shall be Heng Fai Ambrose Chan, Frank D. Heuszel and Daryl Thompson. The Company shall appoint the chairman of the Impact BioLife board of directors.

The Impact BioLife Stockholders’ Agreement will terminate (a) upon the dissolution and winding up of Impact BioLife, (b) on the date the parties terminate the agreement by unanimous written, (c) on the fifth anniversary of the date of the Impact BioLife Stockholders’ Agreement, unless the parties mutually agree to an extension, or (d) upon three months’ written notice by either party.

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On December 31, 2020, and later amended on June 30, 2023, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of June 30, 2024. The revolving nature of this Note permits principal amounts borrowed to be repaid and reborrowed. In the case of default, at DSS’s option, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate. DSS has not established a maximum borrowing amount and intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. As of June 30, 2023 and December 31, 2022, this Note has an outstanding balance, including interest of $11,754,000 and $9,991,000, respectively.

GRDG Licensing Proceeds Distribution Agreement

On February 15, 2022, the Company entered into a Licensing Proceeds Distribution Agreement (the “Licensing Agreement”) with GRDG Sciences, LLC (“GRDG”), Global BioLife, Inc., and Impact BioLife Sciences, Inc., pursuant to which GRDG will receive 20% of the gross licensing or sale proceeds received by the Company from the licensing of improvements with patent and patent applications (the “Improvements”), and all research and technology, developed, made, owned, conceived, by GRDG in exchange for funding from the Company for research and technology development activities. The term of the Licensing Agreement is from February 15, 2022, through the later of (1) the date of the last to expire of a valid patent of intellectual property, or (2) the date of the last license or fee income generated from the Improvements.

ProPhase License Agreement

On March 17, 2022, the Company entered into a License Agreement (the “License Agreement”) with ProPhase Labs, Inc. (“ProPhase”) and Global BioLife, Inc., pursuant to which ProPhase obtained a license to intellectual property rights of Global BioLife, Inc. in exchange for a royalty fee of five- and one-half percent (5.5%) of net sales. Pursuant to the License Agreement, Global BioLife, Inc. shall reimburse ProPhase for fifty percent (50%) of the development costs up to one million two hundred fifty dollars ($1,250,000). The term (the “Term”) of the License Agreement is the later of (a) the expiration date of the last to expire a valid claim comprising the licensed patents, or (b) twelve (12) years from the date of first commercial sale. ProPhase may terminate this Agreement for any or no reason upon thirty (30) days prior written notice to Global BioLife, Inc. In addition, at any time prior to expiration of the Term, either party may terminate the License Agreement for cause by providing written notice.

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On July 18, 2022, the Company entered into a License Agreement (“July License Agreement”) by and between ProPhase, and Global BioLife, Inc., pursuant to which Global BioLife, Inc. licensed compounds to ProPhase for research purposes for a one-time upfront license fee of fifty thousand dollars ($50,000). The July License Agreement contains milestones that may result in payment to Global BioLife, Inc. of (a) nine hundred thousand dollars ($900,000) upon successful completion of a first Phase 3 study, which may be required by the FDA, and (b) one million dollars ($1,000,000) for regulatory approval of an NDA for the first licensed product. In addition, ProPhase will pay to Global BioLife, Inc. 3% royalties on net revenue of each licensed product from the date of first commercial sale and for the term of the agreement. The term of the July License Agreement is automatically upon the last to occur of the expiration of the last-to-expire licensed patent. ProPhase has the right to terminate the July License Agreement for any reason or for convenience in its sole discretion. Global BioLife, Inc. has the right to terminate the July License Agreement only for uncured material breaches by ProPhase.

DSS PureAir, Inc. Assignment Agreement

On June 1, 2022, Impact Biolife Science, Inc. assigned and transferred its entire interest of 100 shares of common stock of DSS PureAir, Inc. to DSS BioHealth Holdings, Inc. for consideration of $100.

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 16, 2023 by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of October 16, 2023, pursuant to the exercise of options or warrants and convertible debt are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group. Percentage of ownership is based on 3,877,282,251 shares of common stock outstanding on October 16, 2023 and [__] shares after giving effect to the sale of [__] shares in this offering.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address of all listed stockholders is c/o Impact BioMedical Inc., 1400 Broadfield Blvd., Suite 130, Houston, Texas TX 77084.

Upon completion of this offering, DSS, Inc., through its subsidiary DSS BioHealth Security, Inc., will continue to own a majority of the voting power of shares eligible to vote in the election of our directors, representing approximately [●]% of the voting power of the outstanding shares of our common stock assuming no exercise of the underwriter’s option to purchase additional shares of our common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned Before Offering	Percentage of Shares Beneficially Owned Before Offering	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
5% or More Stockholders
DSS, Inc.	3,392,120,763	87%
Directors and Executive Officers
Heng Fai Ambrose Chan (1)	251,249,056	6.5%
Frank D. Heuszel	5,251,104	*
Mark Suseck	-	*
Dr. Elise Brownell	-	*
Todd D. Macko	6,668	*
Melissa Sims	-	*
Christian Zimmerman	-	*
David Keene	-	*
Castel Hibbert	-	*
All officers and directors as a group (9 persons)	256,506,828	6.6%

*	Less than 1%
(1)	The beneficial ownership of Heng Fai Ambrose Chan includes 251,249,056 shares of common stock, consisting of (a) 24,930,684 shares of common stock held by Global Biomedical Pte. Ltd.; and (b) 85,464,708 shares of common stock held by Alset International Limited (c) 140,853,664 shares of common stock held by Alset Inc.

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DESCRIPTION OF OUR CAPITAL STOCK

General

Our Amended and Restated Articles of Incorporation authorizes us to issue up to 4,000,000,000 shares of Common Stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2022, there were 125,073,621 shares of our Common Stock and no shares of preferred stock issued and outstanding. On May 11, 2023, the Company effected a forward split. As a result, there were 3,877,282,251 shares of our Common Stock and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

Subject to the rights of holders of any then-outstanding preferred stock, each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our Amended and Restated Articles of Incorporation, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to the rights of holders of any then-outstanding preferred stock, the holders of our Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of Common Stock have no preemptive, conversion or subscription rights and there is no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

No shares of preferred stock are currently outstanding. We have no present plans to issue any shares of preferred stock.

Limitations of Liability and Indemnification Matters

Our Amended and Restated Articles of Incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for intentional misconduct, fraud or a knowing violation of law.

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SHARES ELIGIBLE FOR FUTURE RESALE

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

After completion of this offering, we will have shares of common stock outstanding (or shares if the underwriters’ option to purchase additional shares is exercised in full).

All of the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

Any of the shares held by our directors, officers and holders of at least 5% of the Company’s outstanding securities will be subject to a 180 day lock-up restriction. Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, all of the shares sold in this offering will be immediately available for sale in the public market (except as described above);
●	at the expiration of the lock-up period for our officers, directors and holders of at least 5% of the Company’s outstanding securities, [___] additional shares will become eligible for sale in the public market, all of which shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is affected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-United States tax consequences of the purchase, ownership and disposition of our common stock.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the IRS will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
●	an entity or arrangement treated as a partnership;
●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax, and does not address any special tax rules that may apply to particular Non-U.S. Holders, including, without limitation:

●	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks or securities, foreign currency dealer, U.S. covered expatriate, controlled foreign corporation or passive foreign investment company;
●	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;
●	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or
●	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds our common stock. This summary also does not address the effects of other U.S. federal tax laws, such as estate and gift tax laws.

Each Non-U.S. Holder should consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

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Distributions

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “— Dispositions of Our Common Stock.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate).

Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the United States withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

The IRS Forms and other certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing with the IRS an appropriate claim for a refund in the form of a U.S. tax return. Non-U.S. Holders should consult their tax advisors regarding their eligibility for benefits under any relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding.”

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including United States withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;
●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain United States source capital losses (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses), generally will be subject to a flat 30% U.S. federal income tax, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

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Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. NYSE American is an “established securities market.” However, no assurance can be provided that our common stock will be regularly traded on an established securities market for the purposes of the rules described above. Non-U.S. Holders should consult their tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding.”

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of distributions on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments, regardless of whether such distributions constitute dividends. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a United States office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related U.S. Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S. source dividends (including dividends paid on our common stock) and (ii) (subject to the proposed U.S. Treasury Regulations discussed below) the gross proceeds from the sale or other disposition of property that produces U.S. source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations applicable to certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds our common stock will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable U.S. Treasury Regulations and administrative guidance, withholding under FATCA generally will apply to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible application of FATCA in their particular circumstances.

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UNDERWRITING

We have entered into an underwriting agreement with Aegis Capital Corp., the underwriter in this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the initial public offering price per share less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock set forth opposite its name in the following table:

Underwriter	Number of Shares
Aegis Capital Corp.

Total

The underwriter is committed to purchase all of the shares offered by us, other than those covered by the underwriter’s over-allotment option described below, if they purchase any shares. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations, and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public, and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriter an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to additional [●] shares of common stock to cover over-allotments, if any. The purchase price to be paid per additional share will be equal to the initial public offering price less the underwriting discount. If any additional shares of common stock are purchased, the underwriter will offer them on the same terms as those on which shares are being offered hereunder. If this option is exercised in full, the total net proceeds, before expenses and after the deduction of the underwriting discounts and commissions described below, to us will be $[●].

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Discount and Commissions; Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (8.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriter proposes to offer the shares to the public at the initial public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession of $[●] per share. If all of the shares offered by us are not sold at the initial public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the following expenses relating to this offering: (a) all filing fees and expenses relating to the registration with the SEC of the securities sold in this offering; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the shares on the NYSE American; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s proposed listing with the NYSE American; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Aegis; (h) the fees and expenses of the Company’s accountants; and (i) $100,000 for reasonable legal fees and disbursements for Aegis’s counsel.

We have also agreed to pay to Aegis at the closing of the Offering a non-accountable expense allowance of one percent (1%) of the gross proceeds of the offering.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $[__].

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Underwriter’s Warrant

We have agreed to issue to the underwriter, or its designated affiliates, warrants (“Underwriter’s Warrants”) to purchase a number of shares equal to ten percent (10.0%) of the total number of shares sold in this offering. The Underwriters’ Warrants will be non-exercisable for six (6) months after the commencement of sales under the registration statement of which this prospectus forms a part and will expire five (5) years after the commencement of sales. The Underwriter’s Warrants will be exercisable at a price equal to 125% of the initial public offering price in connection with this offering. The Underwriter’s Warrants shall not be redeemable.

The Underwriter’s Warrants and the shares issuable upon exercise are deemed to be underwriting compensation by FINRA, and, therefore, will be subject to a lock-up period in accordance with FINRA Rule 5110(e)(1). The Underwriter’s Warrants and the shares of common stock issuable upon exercise of the Underwriter’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days following the commencement of sales under the registration statement of which this prospectus forms a part, except that they may be assigned, in whole or in part, to any officer or partner of the underwriter.

The Underwriter’s Warrants may be exercised as to all or a lesser number of shares of common stock for a period of five (5) years after the commencement of sales under the registration statement of which this prospectus forms a part, will provide for cashless exercise in the event an effective registration statement for the shares of common stock issuable upon exercise of the Underwriter’s Warrants is not available. The Underwriter’s Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares issuable upon exercise of such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) when the public stockholders have been proportionally affected and otherwise in compliance with FINRA Rule 5110(f)(2)(G)(vi). The Underwriter’s Warrants also provide for a one-time demand registration right and unlimited “piggyback” registration rights with respect to the registration of the shares issuable upon exercise of the Underwriter’s Warrants. In accordance with FINRA Rule 5110(g)(8)(C) and (D), each of the demand registration right and the “piggyback” registration rights will have a duration of 5 (five) years from the commencement of sales of the public offering. The shares issuable upon exercise of the Underwriter’s Warrants are being registered under this registration statement.

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Right of First Refusal

For the period of eighteen (18) months from after the closing of the offering, we have granted the underwriter a right of first refusal to act as the sole book-runner, sole manager, sole placement agent or sole agent with respect to future public and private equity, equity-linked, convertible or debt securities (excluding commercial bank debt) offerings during such 18-month period of the Company or any subsidiary of the Company, with certain exceptions.

Pricing of the Offering

Prior to this offering, there has been no public market for the shares. In determining the initial public offering price of the shares, we and the underwriter consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the underwriter;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriter and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriter can assure investors that an active trading market will develop for our shares, or that the shares will trade in the public market at or above the initial public offering price.

Clear Market

Without the prior written consent of underwriter, the Company has agreed, for a period of one hundred twenty (120) days from the closing date of the offering, that it will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill”). So long as none of such equity securities shall be saleable in the public market until the expiration of the one hundred eighty (180) day period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction during the Standstill period result in the sale of equity at an offering price to the public less than that of the initial public offering price.

Lock-Up Agreements

In addition, our directors, executive officers and holders of more than five percent (5%) of our shares will enter into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, agree not to: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares (including shares which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the foregoing securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any shares or any security convertible into or exercisable or exchangeable for shares; or (4) publicly disclose the intention to do any of the foregoing.

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Tail Period

In the event that this offering is not consummated as contemplated herein, the underwriter will be entitled to receive a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company from any financing or capital raising transaction to the extent that such proceeds are provided to the Company by any investor directly introduced by the underwriter to the Company during the period beginning on September 28, 2023 and ending on January 28, 2024 (the “Engagement Period”) and transaction is consummated at any time during the Engagement Period or within the nine (9) month period following the Engagement Period.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. The shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Listing

We have applied to list the shares of our common stock on the NYSE American under the symbol “____”. No assurance can be given that such application will be approved. If the application is not approved, we will not proceed with this offering.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriter sells more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be affected on the NYSE American, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in our shares on the New York Stock Exchange in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and is affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements), and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP, New York, New York, will pass upon the validity of the shares of our common stock to be sold in this offering. Lucosky Brookman LLP is representing the underwriter with respect to the federal securities laws of the United States of America and the law of the State of New York.

EXPERTS

The consolidated financial statements of Impact BioMedical Inc. and subsidiaries as of and for the year ended December 31, 2021, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Turner, Stone & Company, LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Impact BioMedical Inc. and subsidiaries as of and for the year ended December 31, 2022, have been included in reliance on the report of by Grassi & Co. CPAs, P.C., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

58

CHANGE IN AUDITOR

On June 29, 2022, the Company’s board of directors approved replacing Turner Stone as our independent registered public accounting firm, with Grassi & Co. CPAs, P.C. (the “New Accountant”) as our independent registered public accounting firm, effective July 1, 2022.

For the year ended December 31, 2021, and through the interim period ended September 30, 2022, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with Turner Stone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Turner Stone, would have caused them to make reference thereto in their reports on the financial statements for such periods.

Turner Stone’s audit report on our financial statements for the year ended December 31, 2021 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

We authorized the former accountants to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the audited periods by the former accountants, including with respect to the subject matter of each reportable event.

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.impbio.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this prospectus.

59

IMPACT BIOMEDICAL INC.

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements for the Years Ended December 31, 2021 and 2022:

Unaudited Interim Consolidated Financial Statements:

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Impact BioMedical, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Impact BioMedical, Inc. and subsidiaries (collectively, the “Company”) as of December 31, 2021, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position for the Company as of December 31, 2021, and the results of its operations and its cash flows for the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Turner, Stone & Company, LLP

We have served as the Company’s auditor since 2020.

Dallas, Texas

June 24, 2022

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Impact Biomedical, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Impact Biomedical, Inc., and its subsidiaries (the “Company”) as of December 31, 2022, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matters

As discussed in Note 3 to the consolidated financial statements, the December 31, 2022 consolidated financial statements have been restated to correct certain errors. Our opinion is not modified with respect to this matter.

GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditor since 2022.

Jericho, New York
May 15, 2023, except for Note 3, as to which the date is June 2, 2023

F-3

Impact BioMedical Inc and Subsidiaries

Consolidated Balance Sheets

As of December 31,

	2022 (restated)	2021
ASSETS
Current assets:
Cash and cash equivalents	$2,000	$46,000
Current portion of notes receivable	16,000	197,000
Prepaid expenses and other current assets	104,000	44,000
Total current assets	122,000	287,000

Property, plant and equipment, net	276,000	-
Other investments	782,000	4,817,000
Notes receivable	190,000	5,081,000
Goodwill	25,093,000	25,093,000
Other intangible assets, net	20,034,000	21,147,000
Total assets	$46,497,000	$56,425,000

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$539,000	$115,000
Accrued expenses	63,000	6,000
Note payable, related party	9,991,000	12,524,000
Total current liabilities	10,593,000	12,645,000

Deferred tax liability, net	3,235,000	3,856,000
Total liabilities	13,828,000	16,501,000

Commitments and contingencies (Note 12)

Stockholder’s equity
Common stock, $.001 par value; 4,000,000,000 shares authorized, 3,877,282,251 shares issued and outstanding (3,877,282,251 on December 31, 2021)	125,000	125,000
Additional paid-in capital	38,058,000	38,058,000
Accumulated deficit	(8,625,000)	(1,574,000)
Total stockholder’s equity of the company	29,558,000	36,609,000
Non-controlling interest in subsidiary	3,111,000	3,315,000
Total stockholder’s equity	32,669,000	39,924,000

Total liabilities and stockholder’s equity	$46,497,000	$56,425,000

See accompanying notes to the consolidated financial statements

F-4

Impact BioMedical Inc and Subsidiaries

Consolidated Statements of Operations

	2022 (restated)	2021

Costs and expenses:
Selling, general and administrative compensation	325,000	398,000
Research & Development	1,226,000	1,080,000
Professional Services	722,000	552,000
Amortization	1,113,000	1,113,000
Other General Expense	68,000	42,000
Total costs and expenses	3,454,000	3,185,000

Operating loss	(3,454,000)	(3,185,000)

Other income (expense):
Interest income	24,000	165,000
Other income (expense)	116,000	77,000
Interest expense	(462,000)	(300,000)
Impairment of investment	(4,100,000)	-
Loss from continuing operations before income taxes	(7,876,000)	(3,243,000)

Income tax (loss)/benefit	621,000	1,395,000

Net loss	(7,255,000)	(1,848,000)

Loss from continuing operations attributed to noncontrolling interest	204,000	545,000

Net loss attributable to common stockholders	$(7,051,000)	$(1,303,000)

Loss per common share:
Basic	$-	$-
Diluted	$-	$-

Shares used in computing loss per common share:
Basic	3,877,282,251	3,877,282,251
Diluted	3,877,282,251	3,877,282,251

See accompanying notes to the consolidated financial statements.

F-5

Impact BioMedical Inc and Subsidiaries

Consolidated Statements of Stockholder’s Equity

	Common Stock		Additional Paid-in	Accumulated	Non- controlling Interest in
	Shares	Amount	Capital	Deficit (restated)	Subsidiary	Total (restated)

Balance, December 31, 2021	3,877,282,251	$125,000	$38,058,000	$(1,574,000)	$3,315,000	$39,924,000

Net loss	-	-	-	(7,051,000)	(204,000)	(7,255,000)
Balance December 31, 2022	3,877,282,251	$125,000	$38,058,000	$(8,625,000)	$3,111,000	$32,669,000

Balance, December 31, 2020	3,877,282,251	$125,000	$38,058,000	$(271,000)	$3,860,000	$41,772,000

Issuance of common stock, net	-	-	-	-	-	-
Proceeds from shareholder	-	-	-	-	-	-
Net loss	-	-	-	(1,303,000)	(545,000)	(1,848,000)
Balance, December 31, 2021	3,877,282,251	$125,000	$38,058,000	$(1,574,000)	$(3,315,000)	$39,924,000

See accompanying notes to the consolidated financial statements

F-6

Impact BioMedical Inc and Subsidiaries

Consolidated Statements of Cash Flows

	2022 (restated)	2021
Cash flows from operating activities:
Net loss	$(7,255,000)	$(1,848,000)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,113,000	1,113,000
Deferred tax benefit	(621,000)	(1,395,000)
Impairment of other investments	4,100,000	-
Decrease (increase) in assets:
Prepaid expenses and other current assets	(60,000)	(8,000)
Increase (decrease) in liabilities:
Accounts payable	424,000	106,000
Accrued expenses	57,000	5,000
Net cash used by operating activities	(2,242,000)	(2,027,000)

Cash flows from investing activities:
Purchase of property, plant and equipment	(276,000)	-
Purchase of investment	(65,000)	(4,185,000)
Note receivable investment	(8,000)	(5,278,000)
Net cash used by investing activities	(349,000)	(9,463,000)

Cash flows from financing activities:
Borrowings from parent	2,547,000	11,464,000
Net cash provided by financing activities	2,547,000	11,464,000

Net decrease in cash	(44,000)	(27,000)
Cash and cash equivalents at beginning of year	46,000	72,000
Cash and cash equivalents at end of year	$2,000	$46,000

See accompanying notes to the consolidated financial statements

F-7

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Basis of Presentation

Nature of Operations

Impact BioMedical, Inc. (the “Company”, “Impact BioMedical”, “We”) through the utilization of its intellectual property rights, or through investment in, or through acquisition of companies in the biohealth and biomedical fields, focuses on the advancement of drug discovery and prevention, inhibition, and treatment of neurological, oncological, and immune related diseases. The Company is also developing open-air defense initiatives, which curb transmission of air-borne infectious diseases, such as tuberculosis and influenza.

Global BioLife, Inc. (“Global BioLife”), one of the Company’s subsidiaries and the main operating company of the group, focuses on research in four main areas: (i) the “Linebacker” project, which aims to develop a universal therapeutic drug platform; (ii) a new sugar substitute called “Laetose,”; (iii) a multi-use fragrance called “3F” (Functional Fragrance Formulation); and (iv) Equivir/Nemovir, a blend of natural polyphenols designed as an antimicrobial medication.

Linebacker

Unlike the traditional approach to treat individual diseases with specific drugs, the Linebacker platform seeks to offer a breakthrough therapeutic option for multiple diseases. Linebacker is designed to work by inhibiting a cascade of inflammatory responses responsible for many diseases. Its design is in direct contrast to the traditional approach of targeting individual diseases with specific drugs.

Laetose

We have also developed a low-calorie, low glycemic level, natural modified sugar through Global BioLife. The product, “Laetose,” is designed to possess low glycemic properties and mitigate inflammation. The Company is presently seeking to license Laetose. Global BioLife established a joint venture, Sweet Sense, Inc. (“Sweet Sense”), with Quality Ingredients, LLC for the development, manufacture, and global distribution of the new sugar substitute. On November 8, 2019, the Company purchased 50% of Sweet Sense Inc. from Quality Ingredients, LLC for $91,000. Sweet Sense is now an 81.8% owned subsidiary of Impact BioMedical.

Functional Fragrance Formulation (“3F”)

Global BioLife has established a collaboration with U.S.-based Chemia Corporation (“Chemia”) to develop specialized fragrances to counter mosquito-borne diseases such as Zika and Dengue, among other medical applications. The 3F mosquito fragrance product is made from specialized oils sourced from botanicals that mosquitos avoid. Global BioLife is seeking to commercialize this product. Together with Chemia, we are attempting to license 3F. Any potential profits from the 3F project will be split between Global BioLife and Chemia pursuant to the terms of the 20- year Royalty Agreement (Note 12).

Equivir

Equivir, is a polyphenol compound that is believed to be successful in antiviral infection treatments. Equivir is a patented medication, that has broad antiviral efficacy against multiple types of infectious disease.

The Company was incorporated in the State of Nevada as a for-profit company on October 16, 2018 and established a fiscal year end of December 31st. The Company issued 9,000 shares to its sole shareholder Global BioMedical Pte. Ltd., which was wholly owned by Alset International Limited (formally Singapore eDevelopment Limited), a multinational public company, listed on the Singapore Exchange Securities Trading Limited (“SGXST”). On March 31, 2020, the Company issued 125,064,621 shares of common stock to its sole shareholder Global BioMedical Pte. Ltd. On July 24, 2020, the Board approved the Stock Split, pursuant to which each share of the Company’s common stock issued and outstanding was split into nine shares of the Company’s common stock. The numbers of authorized common stock and issued and outstanding common stock in the reporting periods were retrospectively adjusted for the stock split.

As of the date of this report, we have not generated significant revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including possible delays in our research, testing and marketing efforts or wider economic downturns.

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include all accounts of the Company and its majority owned and controlled subsidiaries. The Company consolidates entities in which it owns more than 50% of the voting common stock and controls operations. All intercompany transactions and balances among consolidated subsidiaries have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

F-8

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The consolidated financial statements include all accounts of the entities as of the reporting period ending dates and for the reporting periods as follows:

Name of consolidated subsidiary	State or other jurisdiction of incorporation or organization	Date of incorporation or formation	Attributable interest as of December 31, 2022	Attributable interest as of December 31, 2021

Global BioMedical, Inc.	Nevada	April 18, 2017	90.9%	90.9%
Global BioLife, Inc.	Nevada	April 14, 2017	81.8%	63.6%
BioLife Sugar, Inc	Nevada	April 23, 2018	90.9%	63.6%
Happy Sugar Inc	Nevada	August 17, 2018	81.8%	63.6%
Sweet Sense Inc.	Nevada	April 30, 2018	95.5%	81.8%
Global Sugar Solutions Inc.	Nevada	November 7, 2019	100%	80%

As of December 31, 2022, and 2021, the aggregate noncontrolling interest was equity of $3,111,000 and $3,315,000, respectively, which are separately disclosed on the Consolidated Balance Sheets.

Note 2. Summary of Significant Accounting and Reporting Policies

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders by weighted average number of shares of common stock outstanding during the period. Fully diluted earnings (loss) per share is computed like basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the years ended December 31, 2022 or 2021.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets.

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts reported in the balance sheet of cash and cash equivalents, prepaids, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes receivable approximates their carrying value as the stated or discounted rates of the notes do reflect recent market conditions. The Company’s investments are record at cost as the fair value of these investment in are not readily available. The fair value of notes payable approximates its carrying value as the stated interest rate reflects recent market conditions.

F-9

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. There were no cash equivalents as of December 31, 2022, and 2021.

Investments

Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at fair value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings.

For equity method investments, the Company regularly reviews its investments to determine whether there is a decline in fair value below book value. If there is a decline that is other-than-temporary, the investment is written down to fair value. See Note 7 for further discussion on investments.

Goodwill

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is subject to impairment testing at least annually and will be tested for impairment between annual tests, which takes place during the fourth quarter, if an event occurs or circumstances change that would indicate the carrying amount may be impaired. FASB ASC Topic 350 provides an entity with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Some of the qualitative factors considered in applying this test include consideration of macroeconomic conditions, industry and market conditions, cost factors affecting the business, and overall financial performance of the business. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company will proceed to a quantitative test. If qualitative factors are not deemed sufficient to conclude that the fair value of the reporting unit more likely than not exceeds its carrying value, then a one-step approach is applied in making an evaluation. The evaluation utilizes an income approach (discounted cash flow analysis). The computations require management to make significant estimates and assumptions, including, among other things, selection of comparable publicly traded companies, the discount rate applied to future earnings reflecting a weighted average cost of capital, and earnings growth assumptions. The Company believes the estimates and assumptions used in our impairment assessments are reasonable and based on available market information, but variations in any of the assumptions could result in materially different calculations of fair value and determinations of whether or not an impairment is indicated. A discounted cash flow analysis requires management to make various assumptions about future sales, operating margins, capital expenditures, working capital, and growth rates. Cash flow projections are derived from one year budgeted amounts plus an estimate of later period cash flows, all of which are determined by management. Subsequent period cash flows are developed for each reporting unit using growth rates that management believes are reasonably likely to occur. Impairment of goodwill is measured as the excess of the carrying amount of goodwill over the fair values of recognized and unrecognized assets and liabilities of the reporting unit. No impairment was recognized during the years ended December 31, 2022 or 2021 (see Note 8).

Intangible Assets

The estimated fair values of acquired intangibles are generally determined based upon future economic benefits such as earnings and cash flows. Acquired identifiable intangible assets are recorded at fair value and are amortized over their estimated useful lives. Acquired intangible assets with an indefinite life are not amortized but are reviewed for impairment at least annually as of December 31st, or more frequently whenever events or changes in circumstances indicate that the carrying amounts of those assets are below their estimated fair values. Impairment is tested under ASC 350 which provides an entity with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company will proceed to a quantitative test. For the years ended December 31, 2022 and 2021, the Company utilized a qualitative, as events and circumstances do not indicate that it is more likely than not (that is, a likelihood of more than 50%) that an indefinite-lived intangible asset is impaired. Key factors considered while performing qualitative testing include industry and market considerations, macroeconomic conditions, continued patent development of the technologies, as well as marketplace’s interest in the technologies. No impairment was recognized during the years ended December 31, 2022 or 2021.

Recoverability of Long-Lived Assets

We evaluate long-lived assets such as property, equipment and definite lived intangible assets, such as patents, for impairment whenever events or circumstances indicate that the carrying value of the assets recognized in our financial statements may not be recoverable. Factors that we consider include whether there has been a significant decrease in the market value of an asset, a significant change in the way an asset is being utilized, or a significant change, delay or departure in our strategy for that asset, or a significant change in the macroeconomic environment, such as the impact of the COVID-19 pandemic. Our assessment of the recoverability of long-lived assets involves significant judgment and estimation. These assessments reflect our assumptions, which, we believe, are consistent with the assumptions hypothetical marketplace participants use. Factors that we must estimate when performing recoverability and impairment tests include, among others, forecasted revenue, margin costs and the economic life of the asset. If impairment is indicated, we determine if the total estimated future cash flows on an undiscounted basis are less than the carrying amounts of the asset or assets. If so, an impairment loss is measured and recognized.

Our impairment loss calculations require that we apply judgment in identifying asset groups, estimating future cash flows, determining asset fair values, and estimating asset’s useful lives. The Company reviews identifiable amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Determination of recoverability is based on the lowest level of identifiable estimated undiscounted cash flows resulting from use of the asset and its eventual disposition. Measurement of any impairment loss is based on the excess of the carrying value of the asset over its fair value. Based on the uncertainty of forecasts inherent with a new product, events such as the failure to generate forecasted revenue from new products could result in a non-cash impairment in future periods.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were $1,226,000 for the year ended December 31, 2022, and $1,080,000 for year ended 2021.

F-10

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Recent Accounting Standards

The Financial Accounting Standards Board (FASB) issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions. There are several new accounting pronouncements issued by FASB which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of December 31, 2022, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Continuing Operations and Going Concern

Due to incurred operating losses as well as negative cash flows from operating and investing activities over the past two years, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through December 31, 2022, and DSS intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. Based on this, the Company has concluded that substantial doubt of its ability to continue as a going concern has been alleviated.

Note 3. Restatement

The Company has determined that a restatement of the December 31, 2022 consolidated financial statements is appropriate in order to correct certain errors in the reporting of interest expense on the related party note. In previously issued consolidated financial statements, there was no interest expense recorded. Interest expense has been corrected and restated from $0 to $462,000.

Note 4. Prepaid Expenses

Prepaid expenses for the year ended December 31, 2022, includes prepared inventory approximating $60,000 and research and development fees paid to GRDG Sciences, LLC. (“GRDG”), a related party, approximating $43,000. Prepaid expenses at December 31, 2021 consists primarily of research and development costs to GRDG approximating $43,000.

Note 5. Notes Receivable

On February 21, 2021, Impact BioMedical, Inc. entered into a promissory note (“Promissory Note 1”) with an individual. The Company loaned the principal sum of $206,000, with interest at a rate of 6.5%, and maturity date of August 19, 2022. Monthly payments are due on the twenty-first day of each month and continuing each month thereafter until August 19, 2022, at which time all accrued interest and the entire remaining principal shall be due and payable in full. In August 2022, this note was amended to extend the maturity date to August 19, 2023. This note is secured by certain real property situated in Collier County, Florida. The outstanding principal and interest approximated $206,000 and $197,000 as of December 31, 2022 and December 31, 2021, respectively. Of the $206,000 outstanding at December 31, 2022, $16,000 is classified in current notes receivable on the accompanying consolidated balance sheets, and the remaining $190,000 is classified as note receivable.

On May 14, 2021, DSS PureAir, Inc. (“DSS PureAir”), a wholly owned subsidiary of the Company, entered into a convertible promissory note (“Promissory Note 2”) with a limited liability company registered in the state of Texas (“Borrower”). The Promissory Note 2 has an aggregate principal balance up to $5,000,000, to be funded at the request of the borrower. Promissory Note 2, which incurs interest at a rate of 6.5% due quarterly, has a maturity date of May 14, 2023. Promissory Note 2 contains an options conversion clause that allows the Company to convert all, or a portion of all, into newly issued member units of the borrower with the maximum principal amount equal to 18% of the total equity position at conversion. On June 1, 2022, 100% of the Company’s interest in DSS PureAir was assigned to DSS BioHealth Holdings, Inc., a related party, and wholly owned subsidiary of DSS BioHealth Security, Inc. Included in this transaction was the outstanding principal and interest of Promissory Note 2 along with the related Note payable, related party. The outstanding principal and interest on December 31, 2022, and December 31, 2021 is $0 and $5,081,000, respectively.

Note 6. Investments

On December 19, 2020, Impact BioMedical entered into a subscription agreement (the “Subscription Agreement”) with BioMed Technologies Asia Pacific Holdings Limited (“BioMed”), a limited liability company incorporated in the British Virgin Islands, pursuant to which the Company agreed to purchase 525 ordinary shares or 4.99% of BioMed at a purchase price of approximately $632,000. The Subscription Agreement provides, among other things, the Company the right to appoint a new director to the board of BioMed. With respect to an issuance of shares to a third party by BioMed, the Company will have the right of first refusal to purchase such shares, as well as customary tag-along rights. In connection with the Subscription Agreement, the Company entered into an exclusive distribution agreement (the “Distribution Agreement”) with BioMed, to directly market, advertise, promote, distribute, and sell certain BioMed products, which focus on manufacturing natural probiotics, to resellers. This investment is valued at cost as it does not have a readily determined fair value.

BioMed focuses on manufacturing natural probiotics, pursuant to which the Company will directly market, advertise, promote, distribute and sell certain BioMed products to resellers. The products to be distributed by the Company include BioMed’s PGut Premium Probiotics®, PGut Allergy Probiotics®, PGut SupremeSlim Probiotics®, PGut Kids Probiotics®, and PGut Baby Probiotics®.

Effective January 1, 2021, the Company entered into a securities purchase agreement (“SPA”) with Nano9, LLC. (“Nano9”), a Utah limited partnership. For the consideration of $150,000 the Company obtained 1,000 membership units, or approximately 10% equitable ownership of Nano9. Nano9 is a scientifically driven company, specializing in the development and production of leading nano-sized health & wellness products utilizing their proprietary nano technology. As of December 31, 2022 and December 31, 2021, the fair value of the Company’s investment in Nano9 is not readily available, and therefore is recorded at cost of $150,000.

F-11

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

On March 15, 2021, the Company, through one of its subsidiaries, entered into a Stock Purchase Agreement (the “Vivacitas Agreement #1”) with Vivacitas Oncology Inc. (“Vivacitas”), to purchase 500,000 shares of its common stock at the per share price of $1.00, with an option to purchase 1,500,000 additional shares at the per share price of $1.00. This option will terminate upon one of the following events: (i) Vivacitas’ board of directors cancels this option because it is no longer in the best interest of the Company; (ii) December 31, 2022; or (iii) the date on which Vivacitas receives more than $1.00 per share of the Company’s common stock in a private placement with gross proceeds of $500,000. Under the terms of the Vivacitas Agreement #1, the Company will be allocated two seats on the board of Vivacitas. On March 18, 2021, the Company entered into an agreement with Alset EHome International, Inc. (“Seller”) to purchase from the Seller’s its wholly owned subsidiary Impact Oncology PTE Ltd. (“IOPL”) for a purchase price $2,480,000. The acquisition of IOPL has been treated as an asset acquisition as IOPL does not meet the definition of a business as defined in Topic 805. IOPL owns 2,480,000 shares of common stock of Vivacitas along with the option to purchase an additional 250,000 shares of common stock. The Sellers largest shareholder is Mr. Chan Heng Fai Ambrose, the Chairman of the Company’s board of directors and its largest shareholder.

On April 1, 2021, the Company entered into an additional stock purchase agreement with Vivacitas (“Vivacitas Agreement #2”), whereas Vivacities wished to employ the service of the Chief Business Officer of Impact Biomedical, and in return for the services of this individual, Vivacitas shall issue to the Company, the aggregate purchase price for the Class A Common Shares of Vivacitas at the value of $1.00 per share shall be $120,000 to be paid in twelve (12) equal monthly installments for the period between April 1, 2021 and March 31, 2022.

On July 22, 2021, the Company exercised 1,000,000 of the available options under the Vivacitas Agreement #1 for $1,000,000. This, along with the shares received as part Vivacitas Agreement #2 increased the Company’s equity position in Vivacitas to approximately 16% as of December 31, 2022. As of December 31, 2021, the fair value of the Company’s investment in Vivacitas is not readily available, and therefore is recorded at cost in the amount of $4,035,000. For the fiscal year December 31, 2022, the company was unable to obtain viable documentation in regards to Vivacitas’s ability to continue as a business and therefore as of December 31, 2022, the Company determined to impair 100% of its investment in Vivacitas, in the amount of $4,100,000.

Note 7. PROPERTY PLANT AND EQUIPMENT and INVESTMENT IN REAL ESTATE, NET

Property, plant and equipment consisted of the following as of December 31, 2022:

	Estimated
	Useful Life	2022	2021
Machinery and equipment	5-10 years	$25,000	$-
Construction in progress		251,000	-
Total Cost		276,000	-
Less accumulated depreciation		-	-
Property, plant and equipment, net		$276,000	$-

Depreciation expense for the years ended December 31, 2022 and 2021 was $0 and $0 respectively.

Note 8. Goodwill

Goodwill balances and activity for the year ended December 31, 2022 and year ended December 31, 2021 consisted of the following:

Balance at December 31, 2021	$25,093,000
Goodwill adjustment	-
Balance at December 31, 2022	$25,093,000

During 2022 and 2021, management performed annual goodwill impairment testing. No goodwill impairment was identified as a result of these tests. As of June 1, 2022 a quantitative analysis was prepared utilizing the Market Approach and Income Approach valuing the Company. The guideline public company Market Approach produced a mean business enterprise value indication using estimated 2025 results of $69.24 million. The Income Approach was based upon the use of a discounted pro forma cash flow model and produced a business enterprise value indication of $56.54 million. A weighting of 20% to the weighted value indicated was applied under the Market Approach, a weighting of 10% to the prior transaction value and a weighting of 70% to the value indicated under the Income Approach. A lower weighting was applied to the Market Approach due to the fact of using forecasted earnings of the Company. Based upon the above weightings, an initial value of $57.26 million for Impact was calculated. Adding cash and cash equivalents of $33,000 to the initial business enterprise value produced a concluded business enterprise value of $57.29 million (rounded) for Impact. Subtracting interest-bearing debt of $13.15 million, results in a Fair Value for the common equity of Impact of $44.14 million. As of June 1, 2022, the indicated equity value exceeded the carrying amount by approximately $4.9 million or 12.5%.

Note 9. Intangible Assets

The definite-lived intangible assets, to be amortized over 20 years, balances and activity for the years ended December 31, 2022, and 2021 consisted of the following:

	12/31/2022			12/31/2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definitive-lived:
Developed technology	$22,260,000	$(2,226,000)	$20,034,000	$22,260,000	$(1,113,000)	$21,147,000
Total	$22,260,000	$(2,226,000)	$20,034,000	$22,260,000	$(1,113,000)	$21,147,000

The following table represents future amortization of developed technologies:

2022	$1,113,000
2023	$1,113,000
2024	$1,113,000
2025	$1,113,000
2026	$1,113,000
Thereafter	$14,469,000

F-12

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In March 2021, the fair value of the assets acquired by DSS on August 21, 2020, was concluded. An impairment analysis was conducted for financial reporting purposes in connection with U.S. GAAP and ASC 360-10, Impairment and Disposal of Long-Lived Assets. Although the Company has a history of negative cash flows from operations, its financing arrangement with DSS (see Note 9) provides the opportunity to fund ongoing operations. This, as well as there being no other indicators present for impairment, has led management to conclude that no impairment is necessary for the years ended December 31, 2022, and 2021.

Note 10. Debt

On December 31, 2020, and later amended on December 31, 2022, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of December 31, 2023. The revolving nature of this Note permits for principal amounts borrowed to be repaid and reborrowed. In the case of default, at DSS’s option, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate. DSS has not established a maximum borrowing amount and intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. As of December 31, 2022 and 2021, this Note had an outstanding balance of $9,991,000 and $12,524,000, respectively.

Note 11. Stockholders’ Equity

On September 23, 2021, the Company, the Company’s Board of Directors approved the total number of shares of Common Stock to be 3,000,000,000 shares with a par value of $0.001. Each share of Common Stock when issued, shall have one (1) vote on all matters presented to the stockholders.

Our Amended and Restated Articles of Incorporation authorizes us to issue up to 4,000,000,000 shares of Common Stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. On May 11, 2023, the Company effected a forward split. As a result, there were 3,877,282,251 shares of our Common Stock and no shares of preferred stock issued and outstanding. As of December 31, 2022 and 2021, there were 125,073,621 shares of our Common Stock and outstanding which was converted to 3,877,282,251 shares. As of December 31, 2022 and 2021, there were no preferred shares issued.

Note 12. Related Party Transactions

Research and Development Activities

Based on Shareholders Agreement entered into on April 26, 2017, the Company would fund the scientific operations of GRDG, a company involved in research and development of biomedical products which is a minority stockholder of two of the Company’s subsidiaries and is owned by Daryl Thompson, a director of many subsidiaries of the Company, to do the development and research works on the biomedical products for the Company. As of December 31, 2022, this funding approximates $43,000 per month, and incurred approximately $546,000 in expenses. On December 31, 2022 and December 31, 2021, the Company owed this related party $0 and had prepaid monthly fees approximating $43,000 and $43,000, respectively.

General and Administrative Costs

There are certain general and administrative costs incurred by DSS, a related party on behalf of the Company which are passed through to the Company on a monthly basis. These costs consist of primarily payroll costs for certain DSS employees and are allocated based on estimated time spent on behalf of the Company. These costs approximate $12,000 per month. As of December 31, 2022, the Company incurred $117,000 in related expenses. As of December 31, 2021, the Company incurred approximately $155,000 in related expenses.

F-13

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 13. Commitments and Contingencies

On August 15, 2018, the Company entered into Royalty Agreement with Chemia Corporation (“Chemia”) pursuant to which Chemia transferred to the Company all of its right to 3F (Functional Fragrance Formulation). This agreement has a 20-year term and auto renews for a period of 1 year unless mutually agreed upon by both parties. 3F consists of 3F Mosquito Repellant and 3F Anti-Viral formulations. Based on the Royalty Agreement, the Company should cover all the costs to prepare and finalize necessary patent application and other intellectual property related to 3F. Chemia agreed to support the Company in efforts leading to development of 3F intellectual property and it’s licensing. Based on Royalty Agreement any payments received from development, sales, licensing or transfer of 3F technology will be paid 50% to the Company and 50% to Chemia. On November 27, 2018, Company and Chemia signed an Addendum to Royalty Agreement (“Addendum”), according to which the Company granted Chemia a royalty-based limited license for purposes of making and selling fragrances embodying the 3F technology. Based on the Addendum, Chemia should pay the Company 5% of net sales in royalty. On November 8, 2019, both companies entered into Amendment no.1 to Royalty Agreement, based on which certain expenses bore by the Company towards patent application and licensing should be reimbursed to the Company before any royalty payments are made. For the nine months ended December 31, 2022 and 2021, there were no reimbursements or royalties paid to the Company and the Company cannot be assured that Chemia’s efforts will end up in any future sales of the technology.

On February 15, 2022, the Company and its subsidiaries, Global BioLife, Inc. (“Global”), and Impact BioLife Sciences, Inc. (“BioLife Sciences”), and GRDG entered into a Licensing Proceeds Distribution Agreement (“GRDG Agreement”), whereas GRDG would transfer its 20% equity position in both Global and BioLife Sciences to the Company in exchange for 20% interest in Global and/or BioLife Science revenue received from the exclusive or non-exclusive licensing of and/or the sale of Global Intellectual Property to a Third Party, net of specific costs. As of the date of this report, no contingent liability has been recognized under the GRDG Agreement.

On March 19, 2022, Impact BioMedical entered into a License Agreement (“Equivir License”) with ProPhase Labs, Inc. (“ProPhase”) where the ProPhase is granted the right, amongst other things, to develop, commercialize, and sell the Company’s Equivir technology. In exchange, the Licensee shall pay the Company a royalty of 5.5% of net sales. Under the terms of the Equivir Agreement, the Company shall reimburse ProPhase for 50% of the development costs provided that the development costs shall not exceed $1,250,000. As of December 31, 2022, no liability has been recorded in relation to the Equivir License as development of the Equivir technology has not begun and no reasonable amount can be estimated.

Note 14. Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets are reduced, if deemed necessary, by a valuation allowance for the amount of tax benefits which are not expected to be realized.

F-14

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The components of income tax benefit for the years ended December 31, 2022, and 2021 are as follows:

Income Tax Expense (Benefit)	Year Ended December 31, 2022	Year Ended December 31, 2021
Current tax payable
Federal	$-	$-
State	-	-
Total current tax payable	-	-
Deferred tax
Federal	(1,619,000)	(456,000)
State	(165,000)	(1,068,000)
Total deferred tax	$(1,784,000)	$(1,524,000)
Less increase in valuation allowance	1,163,000	129,000
Total income tax benefit	$(621,000)	$(1,395,000)

Individual components of deferred tax assets and liabilities are approximately as follows:

Deferred Tax Assets & Liabilities:
Deferred Tax assets:
Impairment of investment	$929,000	$-
Research & development cost	250,000	-
Net Operating loss	1,611,000	1,258,000
Gross deferred tax assets	2,790,000	1,258,000

Deferred tax liability:
Intangible assets	(4,414,000)	(4,667,000)
Gross deferred tax liability	(4,414,000)	(4,667,000)

Less valuation allowance	(1,611,000)	(447,000)
Net deferred tax liability	$(3,235,000)	$(3,856,000)

	2022	2021
Statutory United States federal rate	21.0%	21.0%
State income taxes net of federal benefit	1.7%	26.0%
Change in valuation allowance	(14.8)%	(4.0)%

Effective rate	7.9%	43%

As of December 31, 2022, and 2021, the Company has net operating loss carry forwards of approximately $7,109,000 and $5,551,000 respectively. The Company does not have other temporary differences associated with the amortization of intangible assets. As of December 31, 2022, and 2021, the total deferred tax assets carry-forward were $2,790,000 and $1,258,000, respectively. The deferred tax assets could be carried forward indefinitely. The full utilization of the deferred tax assets in the future is dependent upon the Company’s ability to generate taxable income. Considering the development stage of the Company, management believed that it was probable that the Company would not use tax assets in the near future. Accordingly, a valuation allowance of an equal amount has been established. During the years ended December 31, 2022 and December 31, 2021, the valuation allowance increased by $1,163,000 and decreased by $129,000, respectively.

The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2022 and 2021 the Company recognized no interest and penalties.

Note 15. Supplemental Cash Flow Information

The following table summarizes supplemental cash flows for the year ended December 31, 2022, and 2021:

	2022	2021

Transfer of promissory note 2 to related party	$5,081,000	$-
Transfer of note payable, related party	$(5,081,000)	$-

Note 16. Subsequent Events

The Company has evaluated all subsequent events and transactions through June 2, 2023, the date that the consolidated financial statements were available to be issued, and noted no subsequent events requiring financial statement recognition or disclosure.

F-15

Impact BioMedical Inc and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2023 (unaudited)	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,000	$2,000
Other receivables	94,000	-
Current portion of notes receivable	204,000	16,000
Prepaid expenses and other current assets	47,000	104,000
Total current assets	348,000	122,000

Property, plant and equipment, net	290,000	276,000
Other investments	782,000	782,000
Notes receivable	-	190,000
Goodwill	25,093,000	25,093,000
Other intangible assets, net	19,477,000	20,034,000
Total assets	$45,990,000	$46,497,000

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$301,000	$539,000
Accrued expenses	-	63,000
Note payable, related party	11,754,000	9,991,000
Total current liabilities	12,055,000	10,593,000

Deferred tax liability, net	3,235,000	3,235,000
Total liabilities	15,290,000	13,828,000

Commitments and contingencies (Note 12)

Stockholder’s equity
Common stock, $.001 par value; 4,000,000,000 shares authorized, 3,877,282,251 shares issued and outstanding (3,877,282,251 on December 31, 2022)	125,000	125,000
Additional paid-in capital	38,058,000	38,058,000
Accumulated deficit	(10,564,000)	(8,625,000)
Total stockholder’s equity of the company	27,619,000	29,558,000
Non-controlling interest in subsidiary	3,081,000	3,111,000
Total stockholder’s equity	30,700,000	32,669,000

Total liabilities and stockholder’s equity	$45,990,000	$46,497,000

See accompanying notes to the consolidated financial statements

F-16

Impact BioMedical Inc and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	-	50,000	-	50,000

Costs and expenses:

Research & Development	266,000	206,000	445,000	374,000
Professional services	407,000	229,000	686,000	356,000
Depreciation & Amortization	280,000	278,000	560,000	556,000
Other General expenses	14,000	29,000	39,000	55,000
Selling, general and administrative	41,000	58,000	81,000	168,000
Total costs and expenses	1,008,000	800,000	1,811,000	1,509,000

Operating loss	(1,008,000)	(750,000)	(1,811,000)	(1,459,000)

Other income (expense):
Interest income	3,000	90,000	7,000	186,000
Other income (expense)	-	-	52,000	-
Interest expense	(116,000)	(139,000)	(217,000)	(272,000)
Loss from continuing operations before income taxes	(1,121,000)	(799,000)	(1,969,000)	(1,545,000)

Income tax benefit (loss)	-	-	-	-
Net loss	(1,121,000)	(799,000)	(1,969,000)	(1,545,000)

Income from continuing operations attributed to noncontrolling interest	19,000	67,000	30,000	133,000

Net loss attributable to common stockholders	$(1,102,000)	$(732,000)	$(1,939,000)	$(1,412,000)

Loss per common share:
Basic	$-	$-	$-	$-
Diluted	$-	$-	$-	$-

Shares used in computing loss per common share:
Basic	3,877,282,251	3,877,282,251	3,877,282,251	3,877,282,251
Diluted	3,877,282,251	3,877,282,251	3,877,282,251	3,877,282,251

See accompanying notes to the consolidated financial statements.

F-17

Impact BioMedical Inc and Subsidiaries

Consolidated Statements of Stockholder’s Equity

(unaudited)

	Common Stock		Additional Paid-in	Accumulated	Non- controlling Interest in
	Shares	Amount	Capital	Deficit	Subsidiary	Total

Balance, December 31, 2022	3,877,282,251	$125,000	$38,058,000	$(8,625,000)	$3,111,000	$32,669,000

Net loss	-	-	-	(1,939,000)	(30,000)	(1,969,000)
Balance June 30, 2023	3,877,282,251	$125,000	$38,058,000	$(10,564,000)	$3,081,000	$30,700,000

Balance, December 31, 2021	3,877,282,251	$125,000	$38,058,000	$(1,574,000)	$3,315,000	$39,924,000

Net loss	-	-	-	(1,412,000)	(133,000)	(1,545,000)
Balance, June 30, 2022	3,877,282,251	$125,000	$38,058,000	$(2,986,000)	$3,182,000	$38,379,000

See accompanying notes to the consolidated financial statements

F-18

Impact BioMedical Inc and Subsidiaries

Consolidated Statements of Cash Flows

For the Six Months Ended June 30,

(unaudited)

	2023	2022
Cash flows from operating activities:
Net loss	$(1,969,000)	$(1,545,000)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	560,000	556,000
Decrease (increase) in assets:
Other receivables	(94,000)	(37,000)
Prepaid expenses and other current assets	57,000	(44,000)
Increase (decrease) in liabilities:
Accounts payable	(238,000)	(6,000)
Accrued expenses	(63,000)	(1,000)
Net cash used for operating activities	(1,747,000)	(1,077,000)

Cash flows from investing activities:
Purchase of property, plant and equipment	(17,000)	-
Purchase of investments	-	(65,000)
Note receivable investment, net	2,000	(8,000)
Net cash used for investing activities	(15,000)	(73,000)

Cash flows from financing activities:
Borrowings from note payable, related party	1,763,000	1,235,000
Net cash provided by financing activities	1,763,000	1,235,000

Net increase in cash	1,000	85,000
Cash and cash equivalents at beginning of period	2,000	46,000
Cash and cash equivalents at end of period	$3,000	$131,000

See accompanying notes to the consolidated financial statements.

F-19

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Basis of Presentation

Nature of Operations

Impact BioMedical, Inc., incorporated in the State of Nevada on October 16, 2018 (the “Company”, “Impact BioMedical”, “We”), through the utilization of its intellectual property rights, or through investment in, or through acquisition of companies in the biohealth and biomedical fields, focuses on the advancement of drug discovery and prevention, inhibition, and treatment of neurological, oncological, and immune related diseases. The Company is also developing open-air defense initiatives, which curb transmission of air-borne infectious diseases, such as tuberculosis and influenza.

Global BioLife, Inc. (“Global BioLife”), one of the Company’s subsidiaries and the main operating company of the group, focuses on research in four main areas: (i) the “Linebacker” project, which aims to develop a universal therapeutic drug platform; (ii) a new sugar substitute called “Laetose,”; (iii) a multi-use fragrance called “3F” (Functional Fragrance Formulation); and (iv) Equivir/Nemovir, a blend of natural polyphenols designed as an antimicrobial medication.

Linebacker

Unlike the traditional approach to treat individual diseases with specific drugs, the Linebacker platform seeks to offer a breakthrough therapeutic option for multiple diseases. Linebacker is designed to work by inhibiting a cascade of inflammatory responses responsible for many diseases. Its design is in direct contrast to the traditional approach of targeting individual diseases with specific drugs.

Laetose

We have also developed a low-calorie, low glycemic level, natural modified sugar through Global BioLife. The product, “Laetose,” is designed to possess low glycemic properties and mitigate inflammation. The Company is presently seeking to license Laetose. Global BioLife established a joint venture, Sweet Sense, Inc. (“Sweet Sense”), with Quality Ingredients, LLC for the development, manufacture, and global distribution of the new sugar substitute.

Functional Fragrance Formulation (“3F”)

Global BioLife has established a collaboration with U.S.-based Chemia Corporation (“Chemia”) to develop specialized fragrances to counter mosquito-borne diseases such as Zika and Dengue, among other medical applications. The 3F mosquito fragrance product is made from specialized oils sourced from botanicals that mosquitos avoid. Global BioLife is seeking to commercialize this product. Together with Chemia, we are attempting to license 3F. Any potential profits from the 3F project will be split between Global BioLife and Chemia pursuant to the terms of the 20- year Royalty Agreement.

Equivir

Equivir, is a polyphenol compound that is believed to be successful in antiviral infection treatments. Equivir is a patented medication, that has broad antiviral efficacy against multiple types of infectious diseases.

As of the date of this report, we have not generated significant revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including possible delays in our research, testing and marketing efforts or wider economic downturns.

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include all accounts of the Company and its majority owned and controlled subsidiaries. The Company consolidates entities in which it owns more than 50% of the voting common stock and controls operations. All intercompany transactions and balances among consolidated subsidiaries have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

F-20

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The consolidated financial statements include all accounts of the entities as of the reporting period ending dates and for the reporting periods as follows:

Name of consolidated subsidiary	State or other jurisdiction of incorporation or organization	Date of incorporation or formation	Attributable interest as of June 30, 2023	Attributable interest as of December 31, 2022

Global BioMedical, Inc.	Nevada	April 18, 2017	90.9%	90.9%
Global BioLife, Inc.	Nevada	April 14, 2017	81.8%	81.8%
BioLife Sugar, Inc	Nevada	April 23, 2018	90.9%	90.9%
Happy Sugar Inc	Nevada	August 17, 2018	81.8%	81.8%
Sweet Sense Inc.	Nevada	April 30, 2018	95.5%	95.5%
Global Sugar Solutions Inc.	Nevada	November 7, 2019	100%	100%

As of June 30, 2023, and December 31, 2022, the aggregate noncontrolling interest was equity of $3,081,000 and $3,111,000, respectively, which are separately disclosed on the Consolidated Balance Sheets.

Note 2. Summary of Significant Accounting and Reporting Policies

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders by weighted average number of shares of common stock outstanding during the period. Fully diluted earnings (loss) per share is computed like basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the six months ended June 30, 2023 or 2022.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets.

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts reported in the balance sheet of cash and cash equivalents, prepaids, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes receivable approximates their carrying value as the stated or discounted rates of the notes do reflect recent market conditions. The Company’s investments are record at cost as the fair value of these investment in is not readily available. The fair value of notes payable approximates its carrying value as the stated interest rate reflects recent market conditions.

F-21

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. There were no cash equivalents as of June 30, 2023 and December 31, 2022.

Investments

Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at fair value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings.

For equity method investments, the Company regularly reviews its investments to determine whether there is a decline in fair value below book value. If there is a decline that is other-than-temporary, the investment is written down to fair value.

Goodwill

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is subject to impairment testing at least annually and will be tested for impairment between annual tests, which takes place during the fourth quarter, if an event occurs or circumstances change that would indicate the carrying amount may be impaired. FASB ASC Topic 350 provides an entity with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Some of the qualitative factors considered in applying this test include consideration of macroeconomic conditions, industry and market conditions, cost factors affecting the business, and overall financial performance of the business. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company will proceed to a quantitative test. If qualitative factors are not deemed sufficient to conclude that the fair value of the reporting unit more likely than not exceeds its carrying value, then a one-step approach is applied in making an evaluation. The evaluation utilizes an income approach (discounted cash flow analysis). The computations require management to make significant estimates and assumptions, including, among other things, selection of comparable publicly traded companies, the discount rate applied to future earnings reflecting a weighted average cost of capital, and earnings growth assumptions. The Company believes the estimates and assumptions used in our impairment assessments are reasonable and based on available market information, but variations in any of the assumptions could result in materially different calculations of fair value and determinations of whether or not an impairment is indicated. A discounted cash flow analysis requires management to make various assumptions about future sales, operating margins, capital expenditures, working capital, and growth rates. Cash flow projections are derived from one-year budgeted amounts plus an estimate of later period cash flows, all of which are determined by management. Subsequent period cash flows are developed for each reporting unit using growth rates that management believes are reasonably likely to occur. Impairment of goodwill is measured as the excess of the carrying amount of goodwill over the fair values of recognized and unrecognized assets and liabilities of the reporting unit. No impairment was recognized during the six months ended June 30, 2023 or year ended December 31, 2022. (Note 7)

Intangible Assets

The estimated fair values of acquired intangibles are generally determined based upon future economic benefits such as earnings and cash flows. Acquired identifiable intangible assets are recorded at fair value and are amortized over their estimated useful lives. Acquired intangible assets with an indefinite life are not amortized but are reviewed for impairment at least annually as of December 31st, or more frequently whenever events or changes in circumstances indicate that the carrying amounts of those assets are below their estimated fair values. Impairment is tested under ASC 350. No impairment was recognized as of June 30, 2023 or the year ended December 31, 2022. (Note 8)

Revenue Recognition

The Company has adopted ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”). The Company enters into licensing and development agreements with collaborators for the development of its technologies. The terms of these agreements contain multiple performance obligations which may include (i) licenses, or options to obtain licenses, to the Company’s technology, (ii) rights to future technological improvements, and/or (iii) research activities to be performed on behalf of the collaborative partner, Payments to the Company under these agreements may include upfront fees, option fees, exercise fees, payments based upon the achievement of certain milestones, and royalties on product sales. Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under the agreements, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when or as the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when or as the performance obligation is satisfied.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were $445,000 for the six months ended June 30, 2023, and $374,000 for six months ended June 30, 2022.

F-22

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Recent Accounting Standards

The Financial Accounting Standards Board (FASB) issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions. There are several new accounting pronouncements issued by FASB which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of June 30, 2023, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

On January 1, 2022, the Company adopted amended accounting guidance “ASU No.2016-13 – Credit Losses” which requires an allowance for credit losses to be deducted from the amortized cost basis of financial assets to present the net carrying value at the amount that is expected to be collected over the contractual term of the asset considering relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. In estimating expected losses in the loan and lease portfolio, borrower-specific financial data and macro-economic assumptions are utilized to project losses over a reasonable and supportable forecast period. Assumptions and judgment are applied to measure amounts and timing of expected future cash flows, collateral values and other factors used to determine the borrowers’ abilities to repay obligations. After the forecast period, the Company utilizes longer-term historical loss experience to estimate losses over the remaining contractual life of the loans. Prior to 2022, the allowance for credit losses represented the amount that in management’s judgment reflected incurred credit losses inherent in the loan and lease portfolio as of the balance sheet date. As of June 30, 2023 the Company has deemed that no reserve on credit losses were necessary.

Continuing Operations and Going Concern

Due to incurred operating losses as well as negative cash flows from operating and investing activities over the past two years, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through June 30, 2024, and DSS intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. Based on this, the Company has concluded that substantial doubt of its ability to continue as a going concern has been alleviated.

Notes receivable, unearned interest, and related recognition

The Company records all future payments of principal and interest on notes as notes receivable, which are then offset by the amount of any related unearned interest income. For financial statement purposes, the Company reports the net investment in the notes receivable on the consolidated balance sheet as current or long-term based on the maturity date of the underlying notes. Such net investment is comprised of the amount advanced on the loans, adjusting for net deferred loan fees or costs incurred at origination, amounts allocated to warrants received upon origination, and any payments received in advance. The unearned interest is recognized over the term of the notes and the income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. Net deferred loan fees or costs, together with discounts recognized in connection with warrants acquired at origination, are accreted as an adjustment to yield over the term of the loan.

Note 3. Prepaid Expenses

Prepaid expenses for the six months ended June 30, 2023, includes prepaid inventory approximating $4,000 and research and development fees paid to GRDG Sciences, LLC. (“GRDG”), a related party, approximating $43,000. Prepaid expenses at December 31, 2022 of $104,000 including research and development costs to GRDG approximating $43,000.

Note 4. Notes Receivable

On February 19, 2021, Impact BioMedical, Inc, entered into a promissory note with an individual. The Company loaned the principal sum of $206,000, with interest at a rate of 6.5%, and maturity date of August 19, 2022 later amended to February 19, 2024. Monthly payments are due on the twenty-first day of each month and continuing each month thereafter until February 19, 2024. This note is secured by certain real property situated in Collier County, Florida. The outstanding principal and interest as of June 30, 2023, approximately $204,000 and is classified in current notes receivable on the accompanying consolidated balance sheets. The outstanding principal and interest as of December 31, 2022 is approximately $206,000 with $16,000 classified in Current portion of notes receivable and $190,000 classified as Notes receivable on the accompanying consolidated balance sheets.

Note 5. Investments

On December 19, 2020, Impact BioMedical, entered into a subscription agreement (the “Subscription Agreement”) with BioMed Technologies Asia Pacific Holdings Limited (“BioMed”), a limited liability company incorporated in the British Virgin Islands, pursuant to which the Company agreed to purchase 525 ordinary shares or 4.99% of BioMed at a purchase price of approximately $632,000. The Subscription Agreement provides, among other things, the Company has the right to appoint a new director to the board of BioMed. With respect to an issuance of shares to a third party by BioMed, the Company will have the right of first refusal to purchase such shares, as well as customary tag-along rights. In connection with the Subscription Agreement, Impact Biomedical entered into an exclusive distribution agreement (the “Distribution Agreement”) with BioMed, to directly market, advertise, promote, distribute, and sell certain BioMed products, which focus on manufacturing natural probiotics, to resellers. This investment is valued at cost, as it does not have a readily determined fair value.

Under the terms of the Distribution Agreement, the Company will have exclusive rights to distribute the products within the United States, Canada, Singapore, Malaysia, and South Korea and non-exclusive distribution rights in all other countries. In exchange, the Company agreed to certain obligations, including mutual marketing obligations to promote sales of the products. This agreement is for ten years with a one year auto-renewal feature.

BioMed focuses on manufacturing natural probiotics, pursuant to which the Company will directly market, advertise, promote, distribute and sell certain BioMed products to resellers. The products to be distributed by the Company include BioMed’s PGut Premium Probiotics®, PGut Allergy Probiotics®, PGut SupremeSlim Probiotics®, PGut Kids Probiotics®, and PGut Baby Probiotics®.

Effective January 1, 2021, the Company entered into a securities purchase agreement (“SPA”) with Nano9, LLC. (“Nano9”), a Utah limited partnership. For the consideration of $150,000 the Company obtained 1,000 membership units, or approximately 10% equitable ownership of Nano9. Nano9 is a scientifically driven company, specializing in the development and production of leading nano-sized health & wellness products utilizing their proprietary nano technology. As of June 30, 2023 and June 30, 2022, the fair value of the Company’s investment in Nano9 is not readily available, and therefore is recorded at cost of $150,000.

F-23

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

On March 15, 2021, the Company, through one of its subsidiaries, entered into a Stock Purchase Agreement (the “Vivacitas Agreement #1”) with Vivacitas Oncology Inc. (“Vivacitas”), to purchase 500,000 shares of its common stock at the per share price of $1.00, with an option to purchase 1,500,000 additional shares at the per share price of $1.00. This option will terminate upon one of the following events: (i) Vivacitas’ board of directors cancels this option because it is no longer in the best interest of the Company; (ii) December 31, 2022; or (iii) the date on which Vivacitas receives more than $1.00 per share of the Company’s common stock in a private placement with gross proceeds of $500,000. Under the terms of the Vivacitas Agreement #1, the Company will be allocated two seats on the board of Vivacitas. On March 18, 2021, the Company entered into an agreement with Alset EHome International, Inc. (“Seller”) to purchase from the Seller’s wholly owned subsidiary Impact Oncology PTE Ltd. (“IOPL”) for a purchase price of $2,480,000. The acquisition of IOPL has been treated as an asset acquisition as IOPL does not meet the definition of a business as defined in Topic 805. IOPL owns 2,480,000 shares of common stock of Vivacitas along with the option to purchase an additional 250,000 shares of common stock. The Sellers largest shareholder is Mr. Chan Heng Fai Ambrose, the Chairman of the Company’s board of directors and its largest shareholder.

On April 1, 2021, the Company entered into an additional stock purchase agreement with Vivacitas (“Vivacitas Agreement #2”), whereas Vivacitas wished to employ the service of the Chief Business Officer of Impact Biomedical, and in return for the services of this individual, Vivacitas shall issue to the Company, the aggregate purchase price for the Class A Common Shares of Vivacitas at the value of $1.00 per share shall be $120,000 to be paid in twelve (12) equal monthly installments for the period between April 1, 2021 and March 31, 2022.

On July 22, 2021, the Company exercised 1,000,000 of the available options under the Vivacitas Agreement #1 for $1,000,000. This, along with the shares received as part Vivacitas Agreement #2 increased the Company’s equity position in Vivacitas to approximately 16% as of December 31, 2022. As of December 31, 2022, the Company determined to impair 100% of its investment in Vivacitas, in the amount of $4,100,000.

Note 6. PROPERTY PLANT AND EQUIPMENT and INVESTMENT IN REAL ESTATE, NET

Property, plant and equipment consisted of the following as of:

	Estimated	June 30,	December 31,
	Useful Life	2023	2022
Machinery and equipment	5-10 years	$30,000	$25,000
Construction in progress		263,000	251,000
Total Cost		293,000	276,000
Less accumulated depreciation		3,000	-
Property, plant and equipment, net		$290,000	$276,000

Depreciation expense for the six months ended June 30, 2023 and 2022 were approximately $3,000 and $0, respectively.

Note 7. Goodwill

Goodwill balances and activity for the six months ended June 30, 2023 and year ended December 31, 2022 consisted of the following:

Balance at December 31, 2022	$25,093,000
Goodwill adjustment	-
Balance at June 30, 2023	$25,093,000

During the year ended December 31, 2022, management performed annual goodwill impairment testing. No goodwill impairment was identified as a result of these tests. We used qualitative factors to determine whether it was more likely than not (likelihood of more than 50%) that the fair value of a reporting unit exceeded its carrying amount.

Note 8. Intangible Assets

The definite-lived intangible assets, to be amortized over 20 years, balances, and activity for the six months ended June 30, 2023, year ended December 31, 2022 consisted of the following:

	06/30/2023			12/31/2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definitive-lived:
Developed technology	$22,260,000	$(2,783,000)	$19,477,000	$22,260,000	$(2,226,000)	$20,034,000
Total	$22,260,000	$(2,783,000)	$19,477,000	$22,260,000	$(2,226,000)	$20,034,000

The following table represents future amortization of developed technologies for the years ending December 31:

2023	$557,000
2024	$1,113,000
2025	$1,113,000
2026	$1,113,000
2027	$1,113,000
Thereafter	$14,468,000

F-24

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 9. Debt

On December 31, 2020, and later amended on March 31, 2023, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of June 30, 2024. The revolving nature of this Note permits principal amounts borrowed to be repaid and reborrowed. In the case of default, at DSS’s option, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate. DSS has not established a maximum borrowing amount and intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. As of June 30, 2023 and December 31, 2022, this Note has an outstanding balance, including interest of $11,754,000 and $9,991,000, respectively.

Note 10. Stockholders’ Equity

On May 10, 2023, the Company, the Company’s Board of Directors approved an amendment to the Articles of Incorporation of the Company to increase the total number of shares of Common Stock to 4,000,000,000 shares with a par value of $0.001. Each share of Common Stock when issued, shall have one (1) vote on all matters presented to the stockholders. Our Amended and Restated Articles of Incorporation also authorized 100,000,000 shares of preferred stock, par value $0.001 per share. On May 11, 2023, the Company effected a forward split. As a result, there were 3,877,282,251 shares of our Common Stock and no shares of preferred stock issued and outstanding. As of June 30,2023 and December 31, 2022, there were 3,877,282,251 shares of our Common Stock and no shares of preferred stock issued and outstanding.

Note 11. Related Party Transactions

Research and Development Activities

Based on Shareholders Agreement entered into on April 26, 2017, the Company would fund the scientific operations of GRDG, a company involved in research and development of biomedical products which is a minority stockholder of two of the Company’s subsidiaries and is owned by Daryl Thompson, a director of many subsidiaries of the Company, to do the development and research works on the biomedical products for the Company. As of June 30, 2023, this funding approximates $43,000 per month, and incurred approximately $258,000 in expenses. On June 30, 2023 and December 31, 2022, the Company owed this related party $0 and had prepaid monthly fees approximating $43,000 and $43,000, respectively.

General and Administrative Costs

There are certain general and administrative costs incurred by DSS, a related party, on behalf of the Company which are passed through to the Company on a monthly basis. These costs consist of primarily payroll costs for certain DSS employees and are allocated based on estimated time spent on behalf of the Company. These costs are approximately $12,000 per month. As of June 30, 2023, the Company incurred $72,000 in related expenses. As of June 30, 2022, the Company incurred approximately $98,000 in related expenses.

F-25

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 12. Commitments and Contingencies

On August 15, 2018, the Company entered into Royalty Agreement with Chemia Corporation (“Chemia”) pursuant to which Chemia transferred to the Company all of its right to 3F (Functional Fragrance Formulation). This agreement has a 20-year term and auto renews for a period of 1 year unless mutually agreed upon by both parties. 3F consists of 3F Mosquito Repellant and 3F Anti-Viral formulations. Based on the Royalty Agreement, the Company should cover all the costs to prepare and finalize necessary patent application and other intellectual property related to 3F. Chemia agreed to support the Company in efforts leading to development of 3F intellectual property and it’s licensing. Based on Royalty Agreement any payments received from development, sales, licensing or transfer of 3F technology will be paid 50% to the Company and 50% to Chemia. On November 27, 2018, Company and Chemia signed an Addendum to Royalty Agreement (“Addendum”), according to which the Company granted Chemia a royalty-based limited license for purposes of making and selling fragrances embodying the 3F technology. Based on the Addendum, Chemia should pay the Company 5% of net sales in royalty. On November 8, 2019, both companies entered into Amendment no.1 to Royalty Agreement, based on which certain expenses borne by the Company towards patent application and licensing should be reimbursed to the Company before any royalty payments are made. For the six months ended June 30, 2023 and 2022, there were no reimbursements or royalties paid to the Company and the Company cannot be assured that Chemia’s efforts will end up in any future sales of the technology.

On February 15, 2022, the Company and its subsidiaries, Global BioLife, Inc. (“Global”), and Impact BioLife Sciences, Inc. (“BioLife Sciences”), and GRDG entered into a Licensing Proceeds Distribution Agreement (“GRDG Agreement”), whereas GRDG would transfer its 20% equity position in both Global and BioLife Sciences to the Company in exchange for 20% interest in Global and/or BioLife Science revenue received from the exclusive or non-exclusive licensing of and/or the sale of Global Intellectual Property to a Third Party, net of specific costs. As of the date of this report, no contingent liability has been recognized under the GRDG Agreement.

On March 19, 2022, Impact BioMedical entered into a License Agreement (“Equivir License”) with a third-party (“Licensee”) where the Licensor is granted the right, amongst other things, to develop, commercialize, and sell the Company’s Equivir technology. In exchange, the Licensee shall pay the Company a royalty of 5.5% of net sales. Under the terms of the Equivir Agreement, the Company shall reimburse the Licensee for 50% of the development costs provided that the development costs shall not exceed $1,250,000. As of June 30, 2023 and December 31, 2022, no liability has been recorded in relation to the Equivir License as development of the Equivir technology has not begun and no reasonable amount can be estimated.

Note 13. Subsequent Events

The Company has evaluated all subsequent events and transactions through October 5, 2023, the date that the consolidated financial statements were available to be issued and noted no subsequent events requiring financial statement recognition or disclosure.

DSS, Inc (NYSE American: DSS) announced the distribution date for the previously announced stock dividend of Impact BioMedical Inc. DSS Inc. shareholders of record on July 10, 2023 will be entitled to four (4) shares of Impact Biomedical Inc. for every one (1) share of DSS to be distributed on August 8, 2023. Each share of Impact BioMedical distributed as part of the distribution will not be eligible for resale until 180 days from the date Impact BioMedical’s initial public offering becomes effective under the Securities Act, subject to the discretion of the Company to lift the restriction sooner.

F-26

[___] Shares

Common Stock

Prospectus

            , 2023

AEGIS CAPITAL CORP.

Through and including              , 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$	*
FINRA filing fee	$	*
NYSE American listing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent and registrar fees	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

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Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriter is obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Issuances of Unregistered Securities

In the three years preceding the filing of this registration statement, we did not issue any securities that were not registered under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement between the Company and Aegis Capital Corp.

3.1	Amended and Restated Articles of Incorporation of Impact BioMedical Inc. dated July 29, 2020

3.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical Inc.

3.3	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical Inc.

3.4	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical Inc.

3.5	Bylaws of the Company

4.1*	Form of Underwriter Warrant

5.1*	Opinion of Sichenzia Ross Ference Carmel LLP

10.1	Share Exchange Agreement dated as of April 27, 2020, among Document Security Systems, Inc., DSS BioHealth Security, Inc., Singapore eDevelopment Limited and Global BioMedical Pte Ltd.

10.2	Subscription Agreement dated December 19, 2020, between the Company and BioMed Technologies Asia Pacific Holdings Limited

10.3	Promissory Note with Dustin Michael Crum dated February 21, 2021

10.4	Stock Purchase Agreement dated March 15, 2021 between the Company and Vivacitas Oncology Inc.

10.5	Convertible Promissory Note dated May 14, 2021

10.6	Revolving Promissory Note dated December 31, 2020

10.7	Royalty Agreement by and between Global BioLife Inc. and Chemia Corporation, dated August 15, 2018

10.8	Addendum to Royalty Agreement by and between Global BioLife Inc. and Chemia Corporation, dated November 27, 2018

10.9	Distribution Agreement by and between BioMed Technologies Asia Pacific Holdings Limited and Impact BioMedical Inc., dated December 9, 2020

10.10	Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated April 26, 2017

10.11	Amendment No. 1 to Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated May 22, 2018

10.12	Amendment No. 2 to Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated August 2020

10.13	Impact BioLife Science, Inc. Stockholders Agreement among Impact BioLife Science, Inc., Impact BioMedical Inc. and GRDG Sciences, LLC, dated December 11, 2020

10.14	Licensing Proceeds Distribution Agreement with GRDG Sciences, LLC dated May 16, 2022

10.15	Amendment No. 1 to Revolving Promissory Note dated December 31, 2021.

10.16	Amendment No. 2 to Revolving Promissory Note dated March 31, 2022.

10.17	License Agreement with ProPhase Labs, Inc. dated March 17, 2022.

10.18	License Agreement with ProPhase Labs, Inc. dated July 18, 2022.

10.19	Licensing Proceeds Distribution Agreement with GRDG Sciences, LLC dated February 15, 2022.

16.1	Letter from Turner Stone & Company LLP

21.1	List of subsidiaries of Impact BioMedical Inc.

23.1	Consent of Turner, Stone & Company LLP

23.2	Consent of Grassi & Co., CPAs, P.C.

23.3*	Consent of Sichenzia Ross Ference LLP (included as part of Exhibit 5.1).

107	Filing Fee Table

*	To be filed by amendment

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of West Henrietta, New York on the 17th day of October 2023.

IMPACT BIOMEDICAL INC.

	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	President

Dated: October 17, 2023

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank D. Heuszel, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank D. Heuszel
Frank D. Heuszel	Chief Executive Officer (Principal Executive Officer), President and Director	October 17, 2023

/s/ Heng Fai Ambrose Chan
Heng Fai Ambrose Chan	Chairman	October 17, 2023

/s/ Todd D. Macko
Todd D. Macko	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer	October 17, 2023

/s/ Mark Suseck
Mark Suseck	Chief Operating Officer	October 17, 2023

/s/ Dr. Elise Brownell
Dr. Elise Brownell	Director	October 17, 2023

/s/ Melissa Sims
Melissa Sims	Director	October 17, 2023

/s/ Castel Hibbert
Castel Hibbert	Director	October 17, 2023

/s/ Christian Zimmerman
Christian Zimmerman	Director	October 17, 2023

/s/ David Keene
David Keene	Director	October 17, 2023

* By:	/s/ Frank D. Heuszel
Frank D. Heuszel
Attorney-in-fact

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